U. S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10/A

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

INCAPTA, INC.

(formerly known as TBC Global News Network, Inc.)

(Name of Small Business Issuer in Its Charter)

Nevada	47-3903460 .
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

1950 Fifth Avenue, Suite 100, San Diego, California	92101
(Address of Principal Executive Offices)	(Zip Code)

Issuer’s telephone number: (619) 934-0586

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

None

None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock
(Title of Class)

None
(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

ITEM 1. BUSINESS.

Business Development.

InCapta, Inc. (formerly known as TBC Global News Network, Inc.) (“Company”) was formed in Delaware in June 1997 under the name SyCo Comics and Distribution Inc. and is the successor to a limited partnership named SyCo Comics and Distribution formed under the laws of the Commonwealth of Virginia on January 15, 1997, by Sy Robert Picon and William Spears, the co-founders and principal stockholders of the Company. On February 17, 1999, SyCo Comics and Distribution Inc. changed its name to Syconet.com, Inc. With the filing of Articles of Merger with the Nevada Secretary of State on April 12, 2002, the Company was redomiciled from Delaware to Nevada, and its number of authorized common shares was increased to 500,000,000 (see Exhibits 2.1 and 3.1).

On November 21, 2002, the Company amended its articles of incorporation changing its name to Point Group Holdings, Incorporated (see Exhibit 3.2). On March 5, 2003, the Company again amended the articles of incorporation so that (a) an increase in the authorized capital stock of the Company can be approved by the board of directors without shareholder consent; and (b) a decrease in the issued and outstanding common stock of the Company (a reverse split) can be approved by the board of directors without shareholder consent (see Exhibit 3.3). On July 11, 2003, the Company amended its articles of incorporation to increase the number of authorized common shares to 900,000,000 (see Exhibit 3.4). On January 26, 2004, the name of the Company was changed to “GameZnFlix, Inc” by the filing of amended articles of incorporation (see Exhibit 3.5).

On December 16, 2004, the Company amended the articles of incorporation to increase the authorized common stock of the Company to 2,000,000,000 shares (see Exhibit 3.6). On July 19, 2005, the articles of incorporation were further amended to increase the number of authorized common shares to 4,000,000,000 (see Exhibit 3.7), and on March 21, 2006 increased to 25,000,000,000 (see Exhibit 3.8). On September 6, 2007, a 1,000 to 1 reverse split of common stock took place. On December 31, 2007, 100,000,000 shares of Series B common stock and 10,000,000 shares of preferred stock were created by an amendment to the articles of incorporation, along with reducing the authorized common stock to 5,000,000,000 shares (see Exhibit 3.9). On April 9, 2009, a 10,000 to 1 reverse split of the Company’s common stock became effective.

During the period of July 2002 to September 2002, the Company acquired AmCorp Group, Inc., a Nevada Corporation, and Naturally Safe Technologies, Inc. also a Nevada corporation. In February 2005, AmCorp amended its articles of incorporation, changing its name to GameZnFlix Racing and Merchandising, Inc. AmCorp provided services to companies that desired to be listed on the OTCBB and Naturally Safe held patents on a product that assisted Christmas trees in retaining water. Both these companies have ceased operations. In September 2003, the Company acquired Veegeez.com, LLC, a California limited liability company. This company has ceased operations.

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On April 30, 2009, the Company entered into an Acquisition Agreement with TBC Today, Inc., a Nevada corporation, where the Company acquired all of the outstanding common stock of TBC. Under this agreement, all 11,000,000 shares of TBC Today, Inc. common stock issued and outstanding will be acquired by the Company for 11,000,000 shares of restricted common stock of the Company. On August 14, 2009, the Company issued 11,000,000 restricted shares of common stock to the shareholders of TBC Today, Inc. in completing this acquisition. This company has ceased operations.

On May 7, 2009, the Company filed a Certificate of Amendment to Articles of Incorporation with the Nevada Secretary of State (see Exhibit 3.10). This amendment changed the name of the Company to TBC Global News Network, Inc. This corporate action had previously been approved by consent of a majority of the outstanding shares of common stock of the Company.

On March 19, 2010, the Company entered into a Purchase and Sale Agreement with Sterling Yacht Sales, Inc. and it stockholders, Glenn W. McMachen, Sr., and Arlene McMachen (see Exhibit 2.2). Under the terms of this agreement, the Company agreed to acquire 100% of the issued and outstanding common stock of Sterling. In return, the Company agreed to issue restricted shares of Company common stock to Sterling’s stockholders in an aggregate amount resulting in an 82.5% ownership of the Company by those individuals.

On September 1, 2014, the Company determined that Sterling and its stockholders materially breached this agreement and therefore the agreement is null and void. Therefore, Sterling is not a subsidiary of the Company and the Company has no further obligations under this agreement.

On April 27, 2015, a 3,000 to 1 reverse split of the Company’s common stock became effective.

On September 3, 2015, the Company completed an Acquisition Agreement under which the Company acquired all of the equity interests of Stimulating Software, LLC, a Florida limited liability company formed on November 5, 2014 (“Stimulating Software”), the acquisition of all the common stock of Inner Four, Inc., a Florida corporation formed on June 19, 2007 (“Inner Four”), and all of the common and preferred stock of Play Celebrity Games, Inc., a Delaware corporation formed on June 5, 2015 (“Play Celebrity”). This acquisition was accomplished through a payment by the Company of common stock and preferred stock. This Acquisition is providing assets and revenues to the Company as Inner Four has had revenues and operations from 2007 to the present. See Exhibit 2.3.

Under the Acquisition Agreement, the Company paid to John Swartz, the owner of all the outstanding shares of Inner Four and Stimulating Software, 2,575 restricted shares of Company Series A preferred stock. Mr. Swartz will enter into a consulting agreement with the Company under which he is paid 3,307,420 restricted shares of Company common stock. As the consideration for the sale of the Play Celebrity stock to the Company, the Company issued to Team AJ and Chasin an aggregate of 1,500 restricted shares of Series A preferred stock of the Company, and 27,429,000 restricted shares of the Company common stock. A portion of these shares was transferred to AF Trust Company, a Florida corporation, and Kaptiva Group, LLC, a Florida limited liability company. All of the shares of common and preferred stock have registration rights as set forth in a Registration Rights Agreement.

Under the Acquisition Agreement, the Company has the option to purchase other companies owned by Mr. Swartz, namely Navy Duck, LLC, a Florida limited liability company, Ocean Red, LLC, a Florida limited liability company, and Purple Penguin.com, Inc., a Florida corporation. Should the Company exercise this option it will pay Mr. Swartz the sum of $1,500,000, with certain adjustments as specified in the Agreement.

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As part of this Acquisition, the Company entered into a Design and License Agreement with Navy Duck, Ocean Red, and Purple Penguin.com, Inc.

Effective on October 21, 2015, the Company filed a Certificate of Amendment with the Nevada Secretary of State to change its name from “TBC Global News Network, Inc.” to “InCapta, Inc.”

Current Business of the Company.

The acquisition of Inner Four, Stimulating Software and Play Celebrity leads to a business model that allows for the development of new rebranded games. Stimulating Software is a more free to play versus Inner Four which is a pay to play business model. Stimulating Software and Inner Four (both referred to as “GameCo”) have over 500 active and inactive mobile games and have over 35,000,000 installs on mobile devices. The distinction between the companies is the free to play or commonly referred to as “freemium” and the pay to play which is when users need to purchase the mobile application in the their respective app store.

The Company does not use a standard pay to play system for any of its apps, as the Company wants its users to be able to choose between paying or working for their rewards. The Company’s freemium games offer in-app purchases to unlock additional features. Users who do not wish to pay also have the choice of watching a 30-second video ad to earn in-app currency which can be used to unlock the same items. Over the period of June 30, 2015 through October 25, 2015, the Company generated $14,209 in sales from freemium games ($9,945 in proceeds after Apple takes its cut.

For freemiums (which commenced on June 30, 2015) there have been 859,130 (1,105,131) total installs (June 30, 2015 through September 30, 2015); monthly installs (for July, August and September 2015) have averaged 286,377 (368,377) per month. There have been total installs of 875,898 for pay to play, with an average monthly of 19,041 since late January 2009.

Play Celebrity brings agreements to create mobile games for artists, celebrities and athletes. Play Celebrity has an agreement with Top Fan to create exciting products for the fans of these celebrities. The combined 500 mobile games is a starting point for the business model on a go forward basis. The GameCo mobile apps combined with the celebrities, artists and athletes that are apart of Play Celebrity makes for a business model that allows the company to build new applications by using the games that are already developed. An example of this is the Kim Kardashian application launched in 2014. This application was previously titled twice before finally becoming a hit game featuring Kim Kardashian (commonly referred to as “Re-Skinning”). The positive side of re-skinning an existing game is significant. As an example, by resigning you save time, development costs are significantly reduced, testing the product and removing bugs is eliminated or significantly reduced and time to get to market is accelerated from months to days.

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The combined company will take the 500 existing games and begin the process of re skinning these games for artists and celebrities. The Company is geared to have Purple Penguin (owned by the previous owner of these 3 companies) perform the re-skinning. The Company has established a license agreement with Purple Penguin that allows the company to pay $500 as an advance on royalties (20% royalty will be paid to Purple Penguin) for Purple Penguin to create the new re-skinned game and prepare it for launch.

The marketing plan for the company involves two key ingredients. The first ingredient is to market new celebrity games to our existing user base. The second key ingredient is to have the artist, celebrity or athlete market the product to their fan base using social networks and other available media. This marketing plan is designed to keep the Company’s marketing expenses marginal and at the same time allow the Company to continue to expand its base of users.

The combined companies currently have over 1,000,000 monthly active users or installs. The majority of these installs come from new products under stimulating software and from legacy installations from Inner Four. The vast majority of the games is available in the iTunes store today and can be ported to Google, Amazon and other distribution points. This store expansion is key to the Company’s 12-month strategy. It is the Company’s goal to have as many games available on as many available platforms by the end of 2015 into early 2016. Further, the Company will begin creating and releasing new re-skinned games in the near future.

The Company sees tremendous competition in the gaming application space. However, the Company believes there is little competition in the celebrity space. The Company believes the primary reasons for the lack of competition in this space is the difficulty to come to an agreement with the celebrity, the significant costs and time to create a new game and the ability for companies to raise the capital without demonstrating a proof of business model at scale. The Company believes it is ahead of the current competition as it has reduced the costs of creating the underlying apps/games, has signed an agreement (Play Celebrity with Top Fan) to contact the artists, celebrities and athletes, has a large library of games that currently generate revenue.

The business will incorporate many new strategies in attracting new users, retaining new users and expanding its core platform. Some of these strategies will include the use of licensed music, videos and other content. These strategies we believe allow us to distinguish our celebrity games from other games in the market place. The current marketplace does not have a lot of licensed music content application or a lot of licensed video content either. The Company also intends to work closely with new partners to develop a social network that underlies our platform. With so many games and with a large current monthly user base, the Company believes it can establish a core social network for the users to share in their game and fan experiences The agreement between Play Celebrity and Top Fan allows for those types of social behaviors to occur.

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At the present time, the Company has only one employee, John Fleming.

ITEM 1A. RISK FACTORS.

Risks Related to the Business of the Company.

(a)          Very Limited Operations During Past Five Years May Affect Ability of Company to Survive.

The Company has had no operations from August 2010 to August 2014; prior to that it had a substantial record of revenue-producing operations. Consequently, there is only a limited operating history upon which to base an assumption that the Company will be able to achieve its business plans. In addition, the Company has limited assets. As a result, there can be no assurance that the Company will generate significant revenues in the future; and there can be no assurance that the Company will operate at a profitable level. If the Company is unable to obtain or acquire a business and generate sufficient revenues so that it can profitably operate, the Company’s business plan will not succeed. Accordingly, the Company’s prospects must be considered in light of the risks, expenses and difficulties frequently encountered in connection with the establishment of a new business.

The Company incurred a net loss of $7,308 for the year ended December 31, 2013, net income of $3,096,662 (due solely to a debt write-off) for the year ended December 31, 2014, and a net loss of $73,862 for the six months ended June 30, 2015. As of June 30, 2015, the Company has an accumulated deficit of $74,448,788. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

(b)          The Independent Registered Public Accounting Firm Has Expressed Substantial Doubt About the Company’s ability to Continue as a Going Concern, Which May Hinder the Ability to Obtain Future Financing.

In its report dated August 5, 2015, the Company’s independent auditor stated that the financial statements for the two years ended December 31, 2014 were prepared assuming that the Company would continue as a going concern. The Company's ability to continue as a going concern is an issue raised as a result of cash flow constraint, an accumulated deficit, and recurring losses from operations. The Company continues to experience net losses. The Company's ability to continue as a going concern is subject to the ability to execute a business combination and thereafter to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of the Company's securities, increasing sales or obtaining loans from various financial institutions where possible. The continued net losses and stockholders' deficit increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

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(c)          The Company Has Issued and in the Future May Issue More Shares in an Acquisition, Which May Result in Substantial Dilution.

Under the Acquisition Agreement dated September 3, 2015, the Company issued a total of 43,355,680 shares of common stock. Under this Agreement, the Company is obligated to issue additional shares to the 4 companies controlled by John Acunto so that they collectively own 70% of the issued and outstanding common stock of the Company. The Company will make the determination in the near future as to when to issue these additional shares of common stock. Under the Agreement, the Company also issued a total of 4,725 shares of Series A preferred stock. Each share of convertible preferred stock is convertible, at the option of the holder, at any time into the number of fully paid and nonassessable shares of Company common stock as determined by dividing 1,000 by the amount that is a 10% discount to the average of the closing price per share of the Company’s common stock on the exchange on which this common stock is traded over the 10 trading day period ending immediately prior to the conversion date. These issuances result in substantial dilution to existing stockholders of the Company.

Any further acquisition effected by the Company may also result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of the Company’s common stock held by its then existing stockholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by the Company’s then existing stockholders. The Company’s Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock or preferred stock are issued in connection with a business combination or otherwise, dilution to the interests of its stockholders will occur and the rights of the holders of common stock might be materially and adversely affected.

(d)          Games Could Become Obsolete Which Could Affect Revenue.

The games we own and operate could become obsolete by the release of new technologies in the smart phone space.

(e)         Games Could be Removed by Resellers Which Could Affect Revenue.

The games the Company now owns and operates could also be removed by its resellers Apple’s iTunes, Google’s Google Play store, or Amazon. These companies have the right to remove any game for any reason they deem fit. The Company would not have the capital to sustain a litigation in the event the Company believes its games were removed for invalid reasons.

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The Company’s subsidiaries have entered into agreements with these companies, as follows:

•	Stimulating Software: Apple’s iTunes, Google’s Google Play, and Amazon.

•	Inner Four: Apple’s iTunes and Google’s Google Play.

•	Play Celebrity: Apple’s iTunes.

These agreements were accepted by clicking on an ”Agree” button online. These agreements are attached as Exhibits 10.3, 10.4, and 10.5 to this Form 10.

(f)          Account Could be Suspended Which Could Affect Company Operations.

The Company’s App resellers such as Apple, Google and Amazon could suspend the Company’s entire account if it submitted an inappropriate application. This could cause significant customer service issues and impact our revenue stream. The main cause if the automation system used to approve applications. The Company intends to submit celebrity applications that use the name and likeness of famous individuals. This can cause the automated system to reject the application and cause all of our applications in that account to be suspended until the application is approved by a human being at the reseller.

(g)          Game and Application Business is Very Competitive.

The game and application business has exploded over the past seven years, especially since the launch of the smart phone. Today, there are over 1,000,000 game and application developers worldwide. The Company believes all of these companies could potentially replicate the Company’s business model in some way, shape or form. The application space is very crowded and according to www.statista.com there are over 5,000,000 mobile applications with over 1.8 billion users. The Company currently owns several hundred applications which represents a fraction of the number of applications and therefore makes getting our applications noticed and attracting users very challenging.

With so many applications and companies generating over 1 billion dollars in annual revenues, it can be challenging to acquire new users. The average cost of a new user ranges from $2.50 to as high as $11.00. This cost to acquire a user can contribute to a drain of the Company’s cash flow and capital reserves. Further, the Company believes that its system of marketing to existing users reduces its costs. In the event that the Company’s application distribution points exclude outside advertising within the applications its ability to reduce user acquisition cost could be significantly higher.

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(h)         Celebrity Agreements Could be Uncertain.

The Company will sign agreements to provide applications and games to celebrities. These celebrities can pose a risk to the company in several areas. First, the celebrity could withdraw the Company’s right to use their re likeness and image due to movie rights, music holder rights or other rights that their agreements with us would allow them to rescind there agreement with us to use their likeness and image. Second, the celebrity could be frustrated by their fans reaction to the game and claim the game is affecting their brand or their likeness value and the marketplace and could terminate the agreement and the use of their likeness and image in the game. Last, the celebrity could have a series of bad press, commit a crime or do something that may injure our reputation causing us to remove the availability of the game despite it’s popularity or revenue.

(i)          No Assurance of Funding.

There is no guarantee that funding sources, or any others, will be available in the future, or that they will be available on favorable terms. In addition, this funding amount may not be adequate for the Company to fully implement its business plan. Thus, the ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company’s business plan. Regardless of whether the Company’s cash assets prove to be inadequate to meet the Company’s operational needs, the Company might seek to compensate providers of services by issuance of stock in lieu of cash.

If funding is insufficient at any time in the future, the Company may not be able to take advantage of business opportunities or respond to competitive pressures, or may be required to reduce the scope of its planned product development and marketing efforts, any of which could have a negative impact on its business and operating results. In addition, insufficient funding may have a material adverse effect on the Company’s financial condition, which could require the company to:

•	curtail operations significantly;

•	sell assets;

•	seek arrangements with strategic partners or other parties that may require the Company to relinquish significant rights to products, technologies or markets; or

•	explore other strategic alternatives including a merger or sale of the Company.

To the extent that the Company raises additional capital through the sale of equity or convertible debt securities, the issuance of such securities may result in dilution to existing stockholders. If additional funds are raised through the issuance of debt securities, these securities may have rights, preferences and privileges senior to holders of common stock and the terms of such debt could impose restrictions on the Company’s operations. Regardless of whether the Company’s access to financing proves to be inadequate to meet the Company’s operational needs, the Company may seek to compensate providers of services by issuance of stock in lieu of cash, which may also result in dilution to existing stockholders.

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(j)          The Company May Be Subject to Certain Tax Consequences in Its Business, Which May Increase the Cost of Doing Business.

The Company may not be able to structure its acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with the Company or result in being taxed on consideration received in a transaction. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. The Company intends to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however, the Company cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

(k)          The Company May Be Subject to Further Government Regulation That Would Adversely Affect Its Operations.

Although the Company will be subject to the reporting requirements under the Exchange Act, management believes it will not be subject to regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”), since it will not be engaged in the business of investing or trading in securities. If we engage in business combinations that result in our holding passive investment interests in a number of entities, the Company could be subject to regulation under the Investment Company Act. If so, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

(l)          The Company’s Success Is Largely Dependent on the Abilities of Its Personnel.

The Company’s success is dependent upon the hiring of qualified administrative personnel. The Company’s officer and director does not have an employment agreement with the Company; therefore, there can be no assurance that this person will remain employed by the Company. In addition, the Company’s success is also dependent on the services of John Swartz and other independent contractors to operate the acquired companies. Some of these individuals, such as Mr. Swartz, have a consulting agreement with the Company. In addition, the Company has retained Chad Antonson as acting Chief Technology Officer under a consulting agreement until the beginning of 2016 to reorganize and bring in-house staff of design/developer/programmers.

Should any of these individuals cease to be affiliated with the Company for any reason before qualified replacements could be found, there could be material adverse effects on the Company’s business and prospects in that replacement personnel may not understand the proposed business of the company. Also, the Company does not carry any key person insurance on any of the officers and directors of the Company.

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(m)          Limitations on Liability, and Indemnification, of Directors and Officers May Result in Expenditures by Company.

The Company’s articles of incorporation include provisions to eliminate, to the fullest extent permitted by the Nevada Revised Statutes as in effect from time to time, the personal liability of directors of the Company for monetary damages arising from a breach of their fiduciary duties as directors. The bylaws of the Company also include provisions to the effect that the Company may indemnify any director, officer, or employee. Any limitation on the liability of any director, or indemnification of directors, officer, or employees, could result in substantial expenditures being made by the Company in covering any liability of such persons or in indemnifying them.

Risks Relating to the Company’s Common Stock.

(a)          The Company’s Common Stock May Be Traded Infrequently and In Low Volumes, Which May Negatively Affect the Ability to Sell Shares.

The shares of the Company’s common stock may trade infrequently and in low volumes on the OTC Markets Group, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community who can generate or influence sales volume, and that even if we came to the attention of such institutionally oriented persons, they tend to be risk-averse in this environment and would be reluctant to follow an early stage company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in the Company’s shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  The Company cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained.  Due to these conditions, we can give you no assurance that you will be able to sell your shares at or near bid prices or at all if you need money or otherwise desire to liquidate your shares.  Further, institutional and other investors may have investment guidelines that restrict or prohibit investing in securities traded in the over-the-counter market.  These factors may have an adverse impact on the trading and price of our securities, and could even result in the loss by investors of all or part of their investment.

(b)          The Company’s Common Stock Price May Be Volatile.

The future trading price of the Company’s common stock may fluctuate substantially. The price of the common stock may be higher or lower than the price you pay for your shares, depending on many factors, some of which are beyond the Company’s control and may not be directly related to its operating performance. These factors include the following:

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•	price and volume fluctuations in the overall stock market from time to time;

•	significant volatility in the market price and trading volume of securities of business development companies or other financial services companies;

•	changes in regulatory policies with respect to business development companies;

•	actual or anticipated changes in earnings or fluctuations in operating results;

•	general economic conditions and trends;

•	loss of a major funding source; or

•	departures of key personnel.

Due to the continued potential volatility of the stock price, the Company may be the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources from the business.

(c)          Absence of Cash Dividends May Affect Investment Value of the Company’s Stock.

The board of directors does not anticipate paying cash dividends on the common stock for the foreseeable future and intends to retain any future earnings to finance the growth of the Company’s business. Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements and the general operating and financial conditions of the Company as well as legal limitations on the payment of dividends out of paid-in capital.

(d)          No Assurance of a Public Trading Market and Risk of Low Priced Securities May Affect Market Value of the Company’s Stock.

The Securities and Exchange Commission (“SEC”) has adopted a number of rules to regulate “penny stocks.” Such rules include Rule 3a51-1 and Rules 15g-1 through 15g-9 under the Securities Exchange Act of 1934. Because the Company’s securities may constitute “penny stocks” within the meaning of the rules (as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, largely traded in the Over the Counter Bulletin Board or the Pink Sheets), the rules would apply to the Company and its common stock.

The SEC has adopted Rule 15g-9 which established sales practice requirements for certain low price securities. Unless the transaction is exempt, it shall be unlawful for a broker or dealer to sell a penny stock to, or to effect the purchase of a penny stock by, any person unless prior to the transaction:

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•	the broker or dealer has approved the person’s account for transactions in penny stock pursuant to this rule; and

•	the broker or dealer has received from the person a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stock, the broker or dealer must:

•	obtain from the person information concerning the person’s financial situation, investment experience, and investment objectives;

•	reasonably determine that transactions in penny stock are suitable for that person, and that the person has sufficient knowledge and experience in financial matters that the person reasonably may be expected to be capable of evaluating the risks of transactions in penny stock;

•	deliver to the person a written statement setting forth the basis on which the broker or dealer made the determination stating in a highlighted format that it is unlawful for the broker or dealer to affect a transaction in penny stock unless the broker or dealer has received, prior to the transaction, a written agreement to the transaction from the person, stating in a highlighted format immediately preceding the customer signature line that the broker or dealer is required to provide the person with the written statement, and the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person’s financial situation, investment experience, and investment objectives; and

•	receive from the person a manually signed and dated copy of the written statement.

It is also required that disclosure be made as to the risks of investing in penny stock and the commissions payable to the broker-dealer, as well as current price quotations and the remedies and rights available in cases of fraud in penny stock transactions. Statements, on a monthly basis, must be sent to the investor listing recent prices for the penny stock and information on the limited market.

There has been a very limited public market for the Company’s common stock. The Company intends to have a market maker file an application on the Company’s behalf with the Over the Counter Bulletin Board in order to make a market in the Company’s common stock. However, until this happens, if the market maker is successful with such application, and even thereafter, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the market value of the Company’s securities. The regulations governing penny stocks, as set forth above, sometimes limit the ability of broker-dealers to sell the Company’s common stock and thus, ultimately, the ability of the investors to sell their securities in the secondary market.

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Potential stockholders of the Company should also be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	“boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•	excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

•	the wholesale dumping of the same securities by promoters and broker dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.

(e)          Failure To Remain Current In Reporting Requirements Could Result in the Company Being Delisting From The Over The Counter Bulletin Board.

Companies that trade on the Over the Counter Bulletin Board (such as the Company) must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the Bulletin Board. When the Company becomes listed on that market, if it fails to remain current in the Company’s reporting requirements, the Company could be delisted from the Over the Counter Bulletin Board.

In addition, the National Association of Securities Dealers, Inc., which operates the Bulletin Board, has adopted a change to its Eligibility Rule. The change makes those Over the Counter Bulletin Board issuers that are cited for filing delinquency in its Form 10-K’s/Form 10-Q’s three times in a 24-month period and those Bulletin Board issuers removed for failure to file such reports two times in a 24-month period ineligible for quotation on the Bulletin Board for a period of one year. Under this rule, a company filing with the extension time set forth in a Notice of Late Filing (Form 12b-25) is not considered late. This rule does not apply to a company’s Current Reports on Form 8-K (but failure to timely file a Form 8-K could have other ramifications for the Company).

As a result of these rules, the market liquidity for the Company’s common stock could be severely adversely affected by limiting the ability of broker-dealers to sell the Company’s securities and the ability of stockholders to sell their securities in the secondary market.

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(f)          Failure to Maintain Market Makers May Affect Value of the Company’s Stock.

If the Company is unable to maintain National Association of Securities Dealers, Inc. member broker/dealers as market makers, the liquidity of the common stock could be impaired, not only in the number of shares of common stock which could be bought and sold, but also through possible delays in the timing of transactions, and lower prices for the common stock than might otherwise prevail. Furthermore, the lack of market makers could result in persons being unable to buy or sell shares of the common stock on any secondary market. There can be no assurance the Company will be able to maintain such market makers.

(g)          Issuance of Common Stock in Exchange for Services or to Repay Debt Would Dilute Proportionate Ownership and Voting Rights, and Could Have a Negative Impact on the Market Price of the Company’s Stock.

The Company’s board of directors may issue shares of common stock to pay for debt or services, without further approval by its stockholders based upon such factors as the board of directors may deem relevant at that time.  It is likely that the Company will issue securities to pay for services and reduce debt in the future.  It is possible that the Company will issue additional shares of common stock under circumstances it may deem appropriate at the time.

(h)          If The Company is Unable to Raise Necessary Additional Capital as Needed, Its Business May Fail or its Operating Results and the Stock Price May Be Materially Adversely Affected.

To secure additional needed financing, the Company may need to borrow money or sell more securities, which may reduce the value of its outstanding common stock. Selling additional stock, either privately or publicly, would dilute the equity interests of the Company’s stockholders. In addition, if the Company raises additional funds by issuing equity securities, the holders of the new equity securities may have rights superior to those of the holders of shares of common stock, which could adversely affect the market price and the voting power of shares of its common stock.  If the Company raises additional funds by issuing debt securities, the holders of these debt securities may have some rights senior to those of the holders of shares of common stock, and the terms of these debt securities could impose restrictions on operations and create a significant interest expense for the Company.

(i)          No Cumulative Voting May Affect Ability of Some Stockholders to Influence Mangement of Company.

Holders of the shares of common stock of the Company are not entitled to accumulate their votes for the election of directors or otherwise. Accordingly, the holders of a majority of the shares present at a meeting of stockholders will be able to elect all of the directors of the Company, and the minority stockholders will not be able to elect a representative to the Company’s board of directors.

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(j)          Shares Eligible For Future Sale Could Affect the Price of the Common Stock.

All of the shares currently held by management and the major stockholders have been issued in reliance on the private placement exemption under the Securities Act of 1933. Such shares will not be available for sale in the open market without separate registration except in reliance upon Rule 144 under the Securities Act of 1933. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed affiliates of the Company (as that term is defined under that rule) would be entitled to sell within any three-month period a number of shares that does not exceed 1% of the then outstanding shares of common stock, provided that certain current public information is then available. If a substantial number of the shares owned by these stockholders were sold pursuant to Rule 144 or a registered offering, the market price of the common stock at that time could be adversely affected.

ITEM 2. FINANCIAL INFORMATION.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The following management’s discussion and analysis of financial condition and results of operations is based upon, and should be read in conjunction with, the Company’s unaudited and audited financial statements and related notes, and the audited and pro forma financial statements of the three companies acquired by the Company, presented in a separate section of this report following Item 15, which have been prepared in accordance with accounting principles generally accepted in the United States.

Overview.

On September 3, 2015, the Company completed an Acquisition Agreement under which the Company acquired all of the equity interests of Stimulating Software, the acquisition of all the common stock of Inner Four, Inc., and all of the common and preferred stock of Play Celebrity Games, Inc.

The acquisition of Inner Four, Stimulating Software and Play Celebrity leads to a business model that allows for the development of new rebranded games. Stimulating Software is a more free to play versus Inner Four which is a pay to play business model. Stimulating Software is a more free to play versus Inner Four which is a pay to play business model.

Play Celebrity brings agreements to create mobile games for artists, celebrities and athletes. Play Celebrity has an agreement with Top Fan to create exciting products for the fans of these celebrities.

The combined company will take the 500 existing games and begin the process of re skinning these games for artists and celebrities. The Company is geared to have Purple Penguin (owned by the previous owner of these 3 companies) perform the re-skinning.

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The business will incorporate many new strategies in attracting new users, retaining new users and expanding its core platform. Some of these strategies will include the use of licensed music, videos and other content. These strategies we believe allow us to distinguish our celebrity games from other games in the market place. The current marketplace does not have a lot of licensed music content application or a lot of licensed video content either. The Company also intends to work closely with new partners to develop a social network that underlies our platform. With so many games and with a large current monthly user base, the Company believes it can establish a core social network for the users to share in their game and fan experiences. The agreement between Play Celebrity and Top Fan allows for those types of social behaviors to occur.

Results of Operations.

Three Months Ended June 30, 2015 and 2014.

(a)          Total Revenue.

The Company had no revenue for the three months ended June 30, 2015 and June 30, 2014.

(b)          General and Administrative Expenses.

The Company had general and administrative expenses of $1,492 for the three months ended June 30, 2015 compared to $0 for the three months ended June 30, 2014. This increase in general and administrative expenses was mainly due to work in reviving the Company.

(c)         Consulting and Professional Fees.

The Company had $53,900 of consulting and professional fees for the three months ended June 30, 2015 compared to $0 for the three months ended June 30, 2014. This increase was mainly due to accounting and other work in preparing this registration statement and in reviving the Company.

(d)          Net Loss.

The Company had a net loss of $60,447 for the three months ended June 30, 2015 compared to no income or loss for the three months ended June 30, 2014. This increase was mainly due to work in reviving the Company.

Six Months Ended June 30, 2015 and 2014.

(a)          Total Revenue.

The Company had no revenue for the six months ended June 30, 2015 and March 31, 2014.

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(b)          General and Administrative Expenses.

The Company had general and administrative expenses of $9,629 for the six months ended June 30, 2015 compared to $3,225 for the six months ended June 30, 2014, an increase of $6,404 or approximately 200%. This increase in general and administrative expenses was mainly due to work in reviving the Company.

(c)          Consulting and Professional Fees.

The Company had $58,400 of consulting and professional fees for the six months ended June 30, 2015 compared to $0 for the six months ended June 30, 2014. This increase was mainly due to accounting and other work in preparing this registration statement and in reviving the Company.

(d)          Debt Write-Off.

The Company had a debt write-off of $3,100,290 during the six months ended June 30, 2014 based on the age of certain debt of the Company and the fact that based on opinion of counsel this aged debt could no longer be collected.

(e)          Net Loss.

The Company had a net loss of $73,862 for the six months ended June 30, 2015 compared to a net income of $3,097,065 for the six months ended June 30, 2014, a change of $3,170,927. This change was due to the debt write-off that occurred in 2014 and other factors noted above.

Years Ended December 31, 2014 and 2013.

(a)          Total Revenue.

The Company had no revenue for the years ended December 31, 2014 and 2013.

(b)          General and Administrative Expenses.

The Company had general and administrative expenses of $3,629 for the year ended December 31, 2014 compared to $7,308 for the year ended December 31, 2013, a decrease of $3,681 or approximately 50%. This decrease was mainly due to work decrease in activity by the Company from one year to the next.

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(c)          Debt Write-Off.

The Company had a debt write-off of $3,100,291 in 2014 based on the age of certain debt of the Company and the fact that based on opinion of counsel this aged debt could no longer be collected.

(d)          Net Loss.

The Company had net income of $3,096,662 for the year ended December 31, 2014 compared to a net loss of $7,308 for the year ended December 31, 2013. This change was due to the debt write-off that occurred in 2014 and other factors noted above.

Operating Activities.

The net cash used in operating activities was $25,000 for the six months ended June 30, 2015 compared to no cash provided by or used in operating activities for the six months ended June 30, 2014. This change is attributed to the net loss that occurred in 2014.

The net cash provided by operating activities was $0 for the years ended December 31, 2014 and 2013.

Liquidity and Capital Resources.

As of June 30, 2015, the Company had total current assets of $0 and total current liabilities of $249,738, resulting in a working capital deficit of $249,738.  The cash and cash equivalents was $0 as of June 30, 2015.

As of December 31, 2014, the Company had total current assets of $0 and total current liabilities of $170,591, resulting in a working capital deficit of $170,591.  The cash and cash equivalents was $0 as of December 31, 2014.

The net cash provided by financing activities from a loan (March 2015) was $25,000 for six months ended June 30, 2015 compared to $0 for the six months ended June 30, 2014.

On March 17, 2015, the Company entered into a promissory note with Peter Lambert for a loan of $25,000 that became due on June 15, 2015. The loan carries an interest at the rate of $55 per day. On June 12, 2015, the parties amended this promissory note so that the loan was extended and will accrue interest at $55 per day until this note is paid in full. As of June 30, 2015, there was $5,833 interest accrued on the loan.

The Company’s current cash and cash equivalents balance will not be sufficient to fund its operations for the next twelve months. The Company’s ability to continue as a going concern on a longer-term basis will be dependent upon its ability to generate sufficient cash flow from operations to meet its obligations on a timely basis, and to obtain additional financing, and ultimately attain profitability. The Company’s continued operations, as well as the implementation of the Company’s business plan will depend upon its ability to raise additional funds through bank borrowings and equity or debt financing.

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Whereas the Company has been successful in the past in raising capital, no assurance can be given that these sources of financing will continue to be available to it and/or that demand for the Company’s common stock will be sufficient to meet its capital needs, or that financing will be available on terms favorable to the Company. If funding is insufficient at any time in the future, the Company may not be able to take advantage of business opportunities or respond to competitive pressures, or may be required to reduce the scope of the Company’s planned product development and marketing efforts, any of which could have a negative impact on its business and operating results. In addition, insufficient funding may have a material adverse effect on the Company’s financial condition, which could require it to:

•	curtail operations significantly;

•	sell significant assets;

•	seek arrangements with strategic partners or other parties that may require the Company to relinquish significant rights to products, technologies or markets; or

•	explore other strategic alternatives including a merger or sale of the Company.

To the extent that the Company raises additional capital through the sale of equity or convertible debt securities, the issuance of such securities may result in dilution to the Company’s existing stockholders. If additional funds are raised through the issuance of debt securities, these securities may have rights, preferences and privileges senior to holders of common stock and the terms of such debt could impose restrictions on the Company’s operations. Regardless of whether the Company’s cash assets prove to be inadequate to meet its operational needs, the Company may seek to compensate providers of services by issuance of stock in lieu of cash, which may also result in dilution to the Company’s existing stockholders.

Inflation.

The impact of inflation on the Company’s costs and the ability to pass on cost increases to its customers over time is dependent upon market conditions. The Company is not aware of any inflationary pressures that have had any significant impact on its operations over the past quarter and the Company does not anticipate that inflationary factors will have a significant impact on future operations.

Off-Balance Sheet Arrangements.

The Company does not maintain off-balance sheet arrangements nor does it participate in non-exchange traded contracts requiring fair value accounting treatment.

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Critical Accounting Policies.

The SEC has issued Financial Reporting Release No. 60, “Cautionary Advice Regarding Disclosure About Critical Accounting Policies” (“FRR 60”), suggesting companies provide additional disclosure and commentary on their most critical accounting policies. In FRR 60, the Commission has defined the most critical accounting policies as the ones that are most important to the portrayal of a company’s financial condition and operating results, and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, the Company’s most critical accounting policies include: (a) use of estimates; and (b) net income (loss) per share. The methods, estimates and judgments the Company uses in applying these most critical accounting policies have a significant impact on the results the Company reports in its financial statements.

(a)          Use of Estimates.

The preparation of financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, the Company evaluates these estimates, including those related to revenue recognition and concentration of credit risk. The Company bases its estimates on historical experience and on various other assumptions that is believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

(b)          Net Income (Loss) Per Share.

Net income (loss) per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

Forward Looking Statements.

This Form 10 registration statement contains “forward looking statements” within the meaning of Rule 175 of the Securities Act of 1933, as amended, and Rule 3b-6 of the Securities Act of 1934, as amended. The words “believe,” “expect,” “anticipate,” “intends,” “forecast,” “project,” and similar expressions identify forward-looking statements. These are statements that relate to future periods and include, but are not limited to, statements as to the Company’s estimates as to the adequacy of its capital resources, its need and ability to obtain additional financing, and its critical accounting policies.

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Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date hereof. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

ITEM 3. PROPERTIES.

The Company owns general office equipment valued at approximately $5,700. The Company acquired substantial assets as a result of the Acquisition Agreement, as set forth in Schedule 4.10 to this Agreement.

The Company currently maintains an office at 1950 Fifth Avenue, Suite 100, San Diego, California 92101. The Company does not pay any monthly rent at this time for use of an office at this address, which is provided by an attorney for the Company. These offices are currently adequate for the needs of the Company.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

Common Stock.

The following table sets forth information regarding the beneficial ownership of shares of the Company’s common stock as of September 30, 2015 (44,367,709 (1) issued and outstanding) by (i) all stockholders known to the Company to be beneficial owners of more than 5% of the outstanding common stock; and (ii) all of the current directors and executive officers of the Company as a group:

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership (2)		Percent of Class
Common Stock	John Acunto, 1950 Fifth Ave., Suite 100, San Diego, CA 92101	15,897,405	(3)	35.83%
Common Stock	Anand Gokel, 3754 Benton St., Santa Clara, CA 95051	3,500,000		7.89%
Common Stock	John Swartz, 154 Gull Aire Blvd., Oldsmar, FL 34677	3,307,420		7.45%
Common Stock	Lorraine Handel, 154 Gull Aire Blvd., Oldsmar, FL 34677	3,307,420	(4)	7.45%
Common Stock	Anne Morrison, 1304 Crann Ave., Chula Vista, CA 91911	3,157,420		7.12%
Common Stock	Anna Acunto, 5531 Piper Glen Dr., Charlotte, NC 28277	2,800,000	(5)	6.31%
Common Stock	John Fleming, 1950 Fifth Ave., Suite 100, San Diego, CA 92101	26,589		0.06%
Common Stock	Shares of all directors and executive officers as a group (1 person)	26,589		0.06%

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(1)          This amount, post 3,000 to 1 reverse split effective on April 27, 2015, includes shares issued for purposes of rounding.

(2)           Each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them. Except as set forth below, none of these individuals holds any convertible securities.

(3)          These shares are held in the name of Chasin, LLC, a Delaware limited liability company (4,300,000 shares), Team AJ, LLC, a North Carolina limited liability company (4,300,000 shares), AF Trust Company, a Florida corporation (4,100,000 shares), and Kaptiva Group, LLC, a Florida limited liability company (3,197,405 shares). John Acunto controls the voting power and investment power of the shares owned by each of these companies.

(4)          Lorraine Handel is the mother-in-law of John Swartz. Mr. Swartz disclaims any ownership in her shares.

(5)          Anna Acunto is the wife of John Acunto. Mr. Acunto disclaims any ownership in these shares.

Neither the officers and directors of the Company, nor any company they directly or indirectly control, has entered into any arrangements, agreements (including derivative agreements), or contracts that give or will give anyone else an interest in the Company. The director/officer has not used shares of this Company to secure a loan.

Series A Convertible Preferred Stock.

The following table sets forth information regarding the beneficial ownership of shares of the Company’s Series A convertible preferred stock as of September 30, 2015 (4,725 (1) issued and outstanding) by (i) all stockholders known to the Company to be beneficial owners of more than 5% of the outstanding convertible preferred stock; and (ii) all of the current directors and executive officers of the Company as a group:

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership (2)		Percent of Class
Series A Convertible Preferred Stock	John Swartz, 154 Gull Aire Blvd., Oldsmar, FL 34677	2,575		54.50%
Series A Convertible Preferred Stock	John Acunto, 1950 Fifth Ave., Suite 100, San Diego, CA 92101	870	(3)	18.41%
Series A Convertible Preferred Stock	Anand Gokel, 3754 Benton St., Santa Clara, CA 95051	600		12.70%
Series A Convertible Preferred Stock	Brian F. Faulkner, Esq., 27127 Calle Arroyo, Suite 1923, San Juan Capistrano, CA 92675	250		5.29%
Series A Convertible Preferred Stock	John Fleming, 1950 Fifth Ave., Suite 100, San Diego, CA 92101	400		8.47%
Series A Convertible Preferred Stock	Shares of all directors and executive officers as a group (1 person)	400		8.47%

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(1)          The Company filed an Amended Certificate of Designation on September 10, 2015. Under this document the Company is permitted to issue up to 10,000 shares of Series A Convertible Preferred Stock. Each share of convertible preferred stock is convertible, at the option of the holder, at any time into the number of fully paid and nonassessable shares of Company common stock as determined by dividing 1,000 by the amount that is a 10% discount to the average of the closing price per share of the Company’s common stock on the exchange on which this common stock is traded over the 10 trading day period ending immediately prior to the conversion date. Each share of convertible preferred stock has the right to vote on all matters on which holders of common stock of the Company may vote, and for each share of convertible preferred stock held the holder shall be treated as holding 20 shares of Company common stock.

(2)           Each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them. None of these individuals holds any other convertible securities.

(3)          These shares are held in the name of Team AJ, LLC. Mr. Acunto, the managing member, controls the voting power and investment power of these shares.

Neither the officers and directors of the Company, nor any company they directly or indirectly control, has entered into any arrangements, agreements (including derivative agreements), or contracts that give or will give anyone else an interest in the Company. The director/officer has not used shares of this Company to secure a loan.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS.

Directors and Executive Officers.

The name, age, and position of the director/executive officer of the Company are set forth below. The director named below will serve until the next annual meeting of stockholders or until their successors are duly elected and have qualified. Directors are elected for a term until the next annual stockholders’ meeting. Officers will hold their positions at the will of the board of directors, absent any employment agreement, of which none currently exist or are contemplated.

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There is no arrangement or understanding between the director/executive officer and any other person pursuant to which the director/officer was or is to be selected as a director/officer, and there is no arrangement, plan or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings between non-management stockholders that may directly or indirectly participate in or influence the management of the Company’s affairs. There are no other promoters or control persons of the Company. There are no legal proceedings involving the director/officer of the Company.

On August 15, 2014, Glenn W. McMachen, Sr., the Company’s sole board member, and chief executive officer, president, and secretary/treasurer of the Company, appointed John Fleming as a new member of the Company’s board of directors. Mr. McMachen then resigned from all positions with the Company. Mr. Fleming was then appointed as the Company’s chief executive officer, president, and secretary/treasurer.

John J. Fleming, President/ Chief Executive Officer/Secretary/Treasurer/Director.

Mr. Fleming, age 66, was the managing partner of AFI Capital, LLC, a venture capital company, located in San Diego, California for the 5 years before joining the Company in September 2002. Mr. Fleming served as the Company’s chief executive officer and president from 2002 until he resigned on March 24, 2010 (the date of execution of the Agreement noted in Item 1.02 above. Before AFI Capital, Mr. Fleming managed Fleming & Associates, a business-consulting firm that provided services to companies looking to create business plans and/or review current plans in order to move forward with fund raising from both private and public sectors. From March 2010 to August 2014, Mr. Fleming has acted as a business consultant.

Audit Committee.

The Company’s board of directors functions as audit committee for the Company.

The primary responsibility of the Audit Committee will be to oversee the financial reporting process on behalf of the Company’s board of directors and report the result of their activities to the board. Such responsibilities include, but are not limited to, the selection, and if necessary the replacement, of the Company’s independent registered public accounting firm, review and discuss with such independent registered public accounting firm: (i) the overall scope and plans for the audit, (ii) the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risks, and legal and ethical programs, and (iii) the results of the annual audit, including the financial statements to be included in the annual report on Form 10-K.

The Company’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The audit committee may also pre-approve particular services on a case-by-case basis.

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Significant Employee.

Chad Antonson, Chief Technology Officer.

Mr. Antonson, age 31, started his career as an intern at a small app development company, Inner Four, Inc. in September 2009. In January 2010, he became the lead developer and manager of an app start-up, PurplePenguin.com, with just a handful of developers. Using the latest cross-platform technologies and marketing strategies, the company became profitable by mid 2010, enabling him to hire a larger team of developers and artists. Mr. Antonson currently has 6 years of experience developing mobile apps, has managed the development of over 500 apps and has, himself, developed entertainment apps for iTunes. He also has many years of experience on back-end and web development using the latest cloud technologies and frameworks.

Other Committee of the Board of Directors.

The Company presently does not have a compensation committee, nominating committee, an executive committee of the board of directors, stock plan committee or any other committees.

Recommendation of Nominees.

The Company does not have a standing nominating committee or committee performing similar functions. Because of the small size of the Company, the board of directors believes that it is appropriate for the Company not to have such a committee. All the directors participate in the consideration of director nominees.

The board of directors does not have a policy with regard to the consideration of any director candidates recommended by security holders. Because of the small size of the Company, and the limited number of stockholders, the board of directors believes that it is appropriate for the Company not to have such a policy.

When evaluating director nominees, The Company considered the following factors:

•	The appropriate size of the board.

•	The Company’s needs with respect to the particular talents and experience of company directors.

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•	Knowledge, skills and experience of prospective nominees, including experience in finance, administration.

•	Experience with accounting rules and practices.

•	The desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new board members.

The Company’s goal is to assemble a board that brings together a variety of perspectives and skills derived from high quality business and professional experience.

ITEM 6. EXECUTIVE COMPENSATION.

(a)           The current officer and director has not received any form of compensation during the last completed fiscal year ended December 31, 2014. The prior officer/director of the Company, Glenn McMachen, did not receive any form of compensation during the last two completed fiscal years.

(b)          There is no plan that provides for the payment of retirement benefits, or benefits that will be paid primarily following retirement, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans, tax-qualified defined contribution plans and nonqualified defined contribution plans.

(c)          There is currently no contract, agreement, or arrangement, whether written or unwritten, that provides for payment(s) to a named executive officer at, following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of the Company or a change in the named executive officer's responsibilities following a change in control, with respect to each named executive officer, except as follows:

Starting January, 1 2015 Mr. Fleming is accruing a consulting fee of $1,500 a month until the Company puts a formal contract in place. As of June 30, 2015, the Company paid Mr. Fleming $3,666 of this consulting fee and there is a balance of $5,333 in accounts payable.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

During the Company’s last two fiscal years, and the subsequent interim period, there has been no transaction, or any currently proposed transaction, in which the Company was or is to be a participant, and in which any related person had or will have a direct or indirect interest.

Starting January, 1 2015 Mr. Fleming is accruing a consulting fee of $1,500 a month until the Company puts a formal contract in place. As of June 30, 2015, the Company paid Mr. Fleming $3,666 of this consulting fee and there is a balance of $5,333 in accounts payable. There is no written agreement for this consulting fee.

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On March 31, 2015, Mr. Fleming transferred $5,743 of various office equipment and supplies to the Company.  The Company is carrying the balance due to Mr. Fleming under short-term liabilities and will reimburse Mr. Fleming during the current fiscal year. Mr. Fleming has a balance of $6,950 owed to him under “due to officers” for the transfer of assets and various out of pocket expenses.

On September 14, 2015, the Company issued 15,897,405 restricted shares of common stock to John Acunto in connection with the Acquisition Agreement dated September 3, 2015 (see Exhibit 2.3). In connection with this agreement, this Company on that date issued Series A convertible preferred stock as shown in the chart under Item 4 above.

On September 14, 2015, the Company issued restricted shares of common stock to the following individuals for consulting work done, and to be done, for the Company (as shown in the chart under Item 4 above): Anand Gokel (3,500,000 shares); John Swartz (3,307,420 shares); Lorraine Handel (3,307.420 shares); Anne Morrison (3,157,420 shares); and Anna Acunto (2,800,000). The Company anticipates having consulting agreements in place with these individuals by December 31, 2015.

The Company has not had a promoter at any time during the past five fiscal years.

The Company defines director independence in accordance with the definition as set forth in Rule 5605(a)(2) of the Rules of the NASDAQ Stock Market.

ITEM 8. LEGAL PROCEEDINGS.

There are no known legal or other proceedings against the Company that could at the time of submitting this registration statement that could have a materially adverse effect on the Company’s financial position or operations.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information.

The Company’s common stock trades on the OTC Markets Group under the symbol “TGLN”. The range of closing prices shown below is as reported by the OTC Markets Group. The quotations shown reflect inter-dealer prices, without retail mark-up, markdown or commission and may not necessarily represent actual transactions.

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Per Share Common Stock Bid Prices by Quarter

For the Fiscal Year Ending on December 31, 2015

	High	Low

Quarter Ended September 30, 2015	$0.35	$0.055
Quarter Ended June 30, 2015 (1)	$0.99	$0.06
Quarter Ended March 31, 2015	$0.0001	$0.0001

(1) A 3,000 to 1 reverse split of the Company’s common stock was effective on April 27, 2015.

Per Share Common Stock Bid Prices by Quarter

For the Fiscal Year Ended on December 31, 2014

	High	Low

Quarter Ended December 31, 2014	$0.0001	$0.0001
Quarter September 30, 2014	$0.0001	$0.0001
Quarter Ended June 30, 2014	$0.0001	$0.0001
Quarter Ended March 31, 2014	$0.0001	$0.0001

Per Share Common Stock Bid Prices by Quarter

For the Fiscal Year Ended on December 31, 2013

	High	Low

Quarter Ended December 31, 2013	$0.0001	$0.0001
Quarter Ended September 30, 2013	$0.0001	$0.0001
Quarter Ended June 30, 2013	$0.0001	$0.0001
Quarter Ended March 31, 2013	$0.0001	$0.0001

Reverse Split.

On April 27, 2015, there was a 3,000 to 1 reverse split of the Company’s common stock. After this reverse split, the total number of outstanding shares of common stock of the Company as of June 30, 2015 was 1,012,029 (includes shares issued for purposes of rounding); immediately after the reverse split, the number of issued and outstanding shares was 1,004,517.

Holders of Common Equity.

As of September 30, 2015, the Company had 414 stockholders of record of its common stock. The number of record holders was determined from the records of the Company’s transfer agent.  The number of record holders excludes any estimate of the number of beneficial owners of common shares held in street name.

Dividends.

The Company has not declared or paid a cash dividend to stockholders since it was organized. The Board of Directors presently intends to retain any earnings to finance the Company’s operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company’s earnings, capital requirements and other factors.

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ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, there have been the following sales of securities of the Company:

On September 15, 2015, the Company issued a total of 43,355,680 restricted shares of common stock in connection with the completion of the acquisition of the equity interests of Stimulating Software, LLC, the acquisition of all the common stock of Inner Four, Inc., and all of the common and preferred stock of Play Celebrity Games, Inc. On that date the Company also issued 4,725 shares of Series A convertible preferred stock in connection with that acquisition. All these shares were issued

          With respect to these sales of unregistered securities, the Company relied on the exemptive provisions of Rule 506 of Regulation D under the Securities Act of 1933, as amended. At all times relevant the securities were offered subject to the following terms and conditions:

•	the sales were made exclusively to sophisticated or accredited investors, as defined in Rule 502;

•	the purchasers were given the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which the Company possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

•	at a reasonable time prior to the sale of securities, the purchaser were advised of the limitations on resale in the manner contained in Rule 502(d)2;

•	neither the company nor any person acting on its behalf sold the securities by any form of general solicitation or general advertising; and

•	all sales under this offering were made through John Fleming, President and director of the Company.

No commissions were paid in connection with any of these sales. All share certificates bear a legend restricting their disposition.

Other than these sales, there have been no other sales of securities of the Company during the past three years.

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ITEM 11. DESCRIPTION OF SECURITIES TO BE REGISTERED.

Common Stock.

The authorized capital stock of the Company consists of 5,000,000,000 shares of common stock, par value $0.001. The holders of the common stock:

(a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of the Company;

(b) are entitled to share ratably in all of the assets of the Company available for distribution upon winding up of the affairs of the Company; and

(c) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders.

These securities do not have any of the following rights:

(a) cumulative or special voting rights;

(b)	preemptive rights to purchase in new issues of shares;

(c) preference as to dividends or interest;

(d) preference upon liquidation; or

(e) any other special rights or preferences. In addition, the Shares are not convertible into any other security.

There are no restrictions on dividends under any loan or other financing arrangements or otherwise.

The Company’s authorized but unissued common stock currently consists of 4,955,632,291 shares. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company’s management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company’s best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

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Series B Common Stock.

The Company has 100,000,000 shares of Series B common stock authorized; none is issued and outstanding

Preferred Stock.

The Company has 10,000,000 shares of preferred stock authorized. Under an Amended Certificate of Designation filed with the Nevada Secretary of State on September 10, 2015, the Company designated 10,000 shares of undesignated and unissued preferred stock as “Series A Convertible Preferred Stock”, par value $0.001. As of September 30, 2015, 4,725 of these shares were issued and are now outstanding.

Each share of convertible preferred stock is convertible, at the option of the holder, at any time into the number of fully paid and nonassessable shares of Company common stock as determined by dividing 1,000 by the amount that is a 10% discount to the average of the closing price per share of the Company’s common stock on the exchange on which this common stock is traded over the 10 trading day period ending immediately prior to the conversion date. Each share of convertible preferred stock has the right to vote on all matters on which holders of common stock of the Company may vote, and for each share of convertible preferred stock held the holder shall be treated as holding 20 shares of Company common stock.

Each holder of Series A Convertible Preferred Stock may not convert any outstanding Series A Convertible Preferred Stock if at the time of such conversion the amount of Common Stock to be issued for the conversion, when added to other shares of common stock owned by the holder of Series A Convertible Preferred Stock, or which can be acquired by the holder upon exercise or conversion of any other instrument, would cause that holder to own more than 4.9% of the Company’s issued and outstanding common stock.

The Company shall pay a yearly dividend, in cash or Common Stock (with the determination to pay in cash or common stock, or a combination of the two, to be made by the Company at its discretion), equal to 4% of the Valuation Price (as defined) of each share of Series A Convertible Preferred Stock, payable quarterly within 30 days after the end of each calendar quarter, and such dividend shall be paid prior to the payment of any dividends on the Company’s common stock. In the event the Company elects to pay a portion or all of the dividends on the Series A Convertible Preferred Stock by issuing shares of common stock, these shares issued as dividends shall be restricted, unregistered shares, and will be subject to the same transfer restrictions that apply to the shares of Series A Convertible Preferred Stock.

Non-Cumulative Voting.

The holders of shares of common stock of the Company will not have cumulative voting rights, which means that the holders of more than 50% of such outstanding Shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining Shares will not be able to elect any of the Company’s directors.

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Dividends.

The Company does not currently intend to pay cash dividends. Because the Company does not intend to make cash distributions, potential stockholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, or can there be any guarantees of the success of the Company.

A distribution of revenues will be made only when, in the judgment of the Company’s board of directors, it is in the best interest of the Company’s stockholders to do so. The board of directors will review, among other things, the financial status of the Company and any future cash needs of the Company in making its decision.

Transfer Agent.

The Company has engaged the services of Interwest Transfer Company, Inc., 1981 Murray Holladay Road, Suite 100, Salt Lake City, Utah 84117,to act as transfer agent and registrar for the Company.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The following is a summary of the relevant provisions in the articles of incorporation, bylaws, and Nevada law with regard to limitation of liability and indemnification of officers, directors and employees of the Company.

Limitation of Liability.

Articles of Incorporation and Bylaws.

There are no provisions in the Company’s articles of incorporation or bylaws with regard to liability of a director

Nevada Revised Statutes.

“NRS 78.138 Directors and officers: Exercise of powers; performance of duties; presumptions and considerations; liability to corporation and stockholders.

(7)          Except as otherwise provided in NRS 35.230, a director or officer is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

(a)           His act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

(b)           His breach of those duties involved intentional misconduct, fraud or a knowing violation of law.”

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Indemnification.

Articles of Incorporation and Bylaws.

There are no provisions in the articles of incorporation with regard to indemnification. The bylaws of the Company provide the following with regard to indemnification:

“No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability which may be specifically defined by law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation’s directors to the corporation or its stockholders to the fullest extent permitted by law. The corporation shall indemnify to the fullest extent permitted by law each person that such law grants the corporation the power to indemnify.”

Nevada Revised Statutes.

“NRS 78.7502 Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

1.  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a) Is not liable pursuant to directors and officers duty to exercise their powers in good faith and with a view to the interests of the corporation]; or

(b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

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2.  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a) Is not liable pursuant to; or

(b) Acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3.  To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.”

“NRS 78.751 Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.

1.          Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)          By the stockholders;

(b)          By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)          If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

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(d)          If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2.          The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3.           The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a)          Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that the director’s or officer’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. A right to indemnification or to advancement of expenses arising under a provision of the articles of incorporation or any bylaw is not eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(b)          Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.”

“NRS 78.752 Insurance and other financial arrangements against liability of directors, officers, employees and agents.

(1)          A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

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(2)           The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

(a)           The creation of a trust fund.

(b)           The establishment of a program of self-insurance.

(c)           The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

(d)           The establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

(3)          Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person’s stock or other securities is owned by the corporation.

(4)          In the absence of fraud:

(a)          The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

(b)          The insurance or other financial arrangement:

(i)           Is not void or voidable; and

(ii)           Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

(5)          A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of Title 57 of NRS.”

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ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

(a) All financial statements of the Company as required by Article 8 of Regulation S-X are set forth in this document after Item 15.

(b) The Company has determined that the acquisition of all the equity interests of Stimulating Software, LLC, and, as well as the acquisition of all the common stock of Inner Four, Inc., and all the common and preferred stock of Play Celebrity Games, Inc., must comply with Rule 8-04 of Regulation S-X, and therefore audited financial statements will included in the Form 10 after the financial statements of the Company.

(c) Pro forma financial information in connection with these acquisitions pursuant to Rule 8-05 of Regulation S-X is also included in this Form 10 after the financial statements of the Company.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES.

On May 13, 2015 the Company retained Anton & Chia, LLP as the Company’s independent registered public accounting firm. The decision to engage this firm was recommended and approved by the Company’s Board of Directors. Anton & Chia was retained to audit the Company’s financial statements for the fiscal years ended December 31, 2014 and 2013.  During fiscal years 2013, 2014, and the subsequent interim period, neither the Company nor anyone on the Company’s behalf engaged Anton & Chia regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any matter that was either the subject of a “disagreement” or a “reportable event,” both as such terms are defined in Item 304 of Regulation S-K.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

The following documents are being filed as a part of this registration statement on Form 10:

(a)           Audited financial statements of the Company as of and for the years ended December 31, 2014 and 2013;

(b)          Unaudited financial statements of the Company as of and for the periods ended June 30, 2015 and 2014;

(c)          Audited financial statements of Inner Four, Inc. as of and for the years ended December 31, 2013 and 2014.

(d)          Unaudited financial statements of Inner Four, Inc. as of and for the six months ended June 30, 2015 and 2014.

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(e)          Audited financial statements of Stimulating Software, LLC as of December 31, 2014 and for the period of November 5, 2014 (inception) to December 31, 2014.

(f)          Unaudited financial statements of Stimulating Software, LLC as of June 30, 2015 and for the six months ended June 30, 2015.

(g)          Audited financial statements of Play Celebrity Games, Inc. as of June 30, 2015 and for the period from June 5, 2015 (inception) to June 30, 2015.

(h)          Unaudited condensed combined pro forma financial statements.

(i)           Those exhibits required by Item 601 of Regulation S-K (included or incorporated by reference in this document are set forth in the Exhibit Index).

39

INCAPTA, INC.

(formerly known as TBC Global News Network, Inc.)

BALANCE SHEETS

	June 30, 2015 (Unaudited)	December 31, 2014

ASSETS
Current assets:
Cash	$—	$—
Total current assets	—	—
Other assets:
Furniture and equipment	5,285	—
Total other assets	5,285	—
Total assets	$5,285	$—

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Short-term liabilities:
Accounts payable	$211,955	$170,187
Due to officers	6,950	404
Loans payable	25,000	—
Accrued interest	5,833
Total short-term liabilities	249,738	170,591

Total liabilities	249,738	170,591

Stockholders’ deficit:
Common stock; $0.001 par value; 5,000,000,000 shares authorized, 1,012,029 and 1,004,517 shares issued and outstanding as of June 30, 2015 and December 31, 2014 (1)	1,012	1,005
Series B common stock; $0.001 par value; 100,000,000 shares authorized, no shares issued and outstanding as of June 30, 2015 and December 31, 2014	—	—
Preferred stock; $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding as of June 30, 2015 and December 31, 2014	—	—
Additional paid-in capital	74,203,323	74,203,330
Accumulated deficit	(74,448,788)	(74,374,926)
Total stockholders’ deficit	(244,453)	(170,591)
Total liabilities and stockholders’ deficit	$5,285	$—

(1) The number of issued and outstanding shares of common stock reflects the amount immediately after a 3,000 to 1 reverse split of the Company’s common stock that was effective on April 27, 2015 (1,004,517) plus additional shares issued for purposes of rounding during the three months ended June 30, 2015.

The accompanying notes are an integral part of these unaudited financial statements

40

INCAPTA, INC.

(formerly known as TBC Global News Network, Inc.)

STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014

Revenues:
Gross sales	$—	$—	$—	$—

Net sales	—	—	—	—

Costs and expenses:
Consulting fees	6,900	—	11,400	—
Professional fees	47,000	—	47,000	—
General and administrative	1,492	—	9,629	3,225

Total costs and expenses	55,392	—	68,029	3,225

Loss from operations	(55,392)	—	(68,029)	(3,225)

Other income (expenses):
Interest expense	(5,055)	—	(5,833)	—
Debt write-off	—	—	—	3,100,290

Total other income (expenses)	(5,055)	—	(5,833)	3,100,290

41

INCAPTA, INC.

(formerly known as TBC Global News Network, Inc.)

STATEMENTS OF OPERATIONS

(Unaudited)

(continued)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014

Net income (loss)	$(60,447)	$—	$(73,862)	$3,097,065

Basic earnings (loss) per share	$(0.06)	$—	$(0.07)	$3.08

Weighted average number of common shares outstanding (1)	1,009,122	1,004,517	1,006,833	1,004,517

Diluted earnings (loss) per share	$(0.06)	$—	$—	$3.08

Weighted average number of common shares outstanding (1)	1,009,122	1,004,517	1,006,833	1,004,517

(1) The number of shares of common stock reflects the amount immediately after a 3,000 to 1 reverse split of the Company’s common stock that was effective on April 27, 2015 plus additional shares issued for purposes of rounding during the three months ended June 30, 2015.

The accompanying notes are an integral part of these unaudited financial statements

42

INCAPTA, INC.

(formerly known as TBC Global News Network, Inc.)

STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended	Six Months Ended
	June 30, 2015	June 30, 2014

Cash flows from operating activities:
Net income (loss)	$(73,862)	$3,097,065
Adjustments to reconcile the net loss to net cash:
Depreciation expense	458	—
Change in current assets and liabilities:
Accrued interest expense	5,833	—
Change in due to officers	803	—
Change in accounts payable	41,768	(3,097,065)

Net cash used in operating activities	(25,000)	—

Cash flows from financing activities:
Proceeds from loans payable	25,000	—

Net cash provided by financing activities	25,000	—

Net increase (decrease) in cash	—	—

Cash at beginning of period	—	—

Cash at end of period	$—	$—

Supplemental disclosures of cash flow:
Non-cash activities:
Purchase of fixed assets and supplies from related party	$5,743	$—

Total non-cash activities	$5,743	$

Interest paid	$—	$—

Taxes paid	$—	$—

The accompanying notes are an integral part of these unaudited financial statements

43

INCAPTA, INC.

(formerly known as TBC Global News Network, Inc.)

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 – NATURE OF BUSINESS

The accompanying unaudited financial statements of InCapta, Inc. (formerly known as TBC Global News Network, Inc.), a Nevada corporation (“Company”), have been prepared in accordance with Securities and Exchange Commission (“SEC”) requirements for interim financial statements. Therefore, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. These financial statements should be read in conjunction with the audited financial statements of the Company for the year ended December 31, 2014.

The financial statements include the accounts of the Company. The financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). All common stock share numbers reflect a 1,000 to 1 reverse split of the Company’s common stock effective on September 6, 2007, a 10,000 to 1 reverse split of the Company’s common stock effective on April 9, 2009, and a 3,000 to 1 reverse split of the Company’s common stock effective on April 27, 2015.

The interim financial information is unaudited. In the opinion of management, all adjustments necessary to present fairly the financial position as of June 30, 2015, and the results of operations and cash flows for the six months then ended. All such adjustments are of a normal and recurring nature. Interim results are not necessarily indicative of results of operations for the full year.

In November 2008, the Company halted its previous operations of providing online movie rentals (also referred to as a “DVD”) and video game rentals to subscribers through its Internet website, gameznflix.com.

On May 7, 2009, the Company filed a Certificate of Amendment to Articles of Incorporation with the Nevada Secretary of State. This amendment changed the name of the Company to TBC Global News Network, Inc. This corporate action had previously been approved by consent of a majority of the outstanding shares of common stock of the Company. As of July 30, 2009, the new trading symbol for the Company is “TGLN.”

During the first quarter of 2010, the Company ceased its prior operations of producing video news, business profiles, and television advertisements.

On March 19, 2010, the Company entered into a Purchase and Sale Agreement with Sterling Yacht Sales, Inc., and it stockholders, Glenn W. McMachen, Sr., and Arlene McMachen. However, since the buyers breached this agreement the transaction was rescinded, and therefore no consolidation is required.

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From August 2010 until August 2014, the Company did not operate. Upon assuming the positions as a director and officer of the Company in August 2014, Mr. Fleming commenced operations of the Company as a consultant and also seeking opportunities for the Company.

On August 15, 2014, Mr. McMachen, the Company’s sole board member, and chief executive officer, president, and secretary/treasurer of the Company, appointed John Fleming as a new member of the Company’s board of directors. Mr. McMachen then resigned from all positions with the Company. Mr. Fleming was then appointed as the Company’s executive officer, president, and secretary/treasurer. Mr. Fleming will serve in these positions until the next annual meeting of stockholders or until their successors are duly elected and have qualified.

Effective on October 21, 2015, the Company filed a Certificate of Amendment with the Nevada Secretary of State to change its name from “TBC Global News Network, Inc.” to “InCapta, Inc.”

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Use of Estimates.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Because of the use of estimates inherent in the financial reporting process, actual results could differ significantly from those estimates.

Cash and Cash Equivalents.

The Company maintains cash balances in non-interest-bearing accounts that currently do not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of June 30, 2015.

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Income Taxes.

The Company accounts for income taxes using the asset and liability method. Deferred income taxes are recognized by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits for which future realization is uncertain.

At June 30, 2015, the Company has net operating loss carry-forwards totaling $74,448,788. The carry-forwards begin to expire in fiscal year 2034. The Company has established a valuation allowance for the full tax benefit of the operating loss carry-forwards due to the uncertainty regarding realization. Pursuant to Sections 382 and 383 of the Internal Revenue Code, annual use of any of the Company's net operation loss and credit carry forwards may be limited if cumulative changes in ownership of more than 50% occur during any three year period.

Impairment of Long-Lived Assets.

In accordance with Accounting Standards Codification (“ASC”) Topic 360, “Accounting for the Impairment or Disposal of Long-Lived Assets,” long-lived assets such as property and equipment and intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Recoverability of assets groups to be held and used is measured by a comparison of the carrying amount of an asset group to estimated undiscounted future cash flows expected to be generated by the asset group. If the carrying amount of an asset group exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of an asset group exceeds fair value of the asset group.

Net Income (Loss) Per Share.

Basic net income (loss) per share is computed by dividing net income (loss) by the weighted-average number of outstanding shares of common stock during the period. Diluted net income (loss) per share is computed by dividing the weighted-average number of outstanding shares of common stock, including any potential common shares outstanding during the period, when the potential shares are dilutive. Potential common shares consist primarily of incremental shares issuable upon the assumed exercise of stock options and warrants to purchase common stock using the treasury stock method. The calculation of diluted net income (loss) per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is anti-dilutive, as they were during 2015 and 2014. During June 30, 2015 and 2014, the number of potential common shares excluded from diluted weighted-average number of outstanding shares was 0 and 0, respectively.

46

Stock-Based Compensation.

Options granted to consultants, independent representatives and other non-employees are accounted for using the fair value method as prescribed by ASC Topic 718, “Share-Based Payment.”

Recent Pronouncements.

On November 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2014-17—Business Combinations (Topic 805): “Pushdown Accounting (a consensus of the FASB Emerging Issues Task Force).” The amendments in this ASU provide an acquired entity with an option to apply pushdown accounting in its separate financial statements upon occurrence of an event in which an acquirer obtains control of the acquired entity. The amendments in this ASU are effective on November 18, 2014. After the effective date, an acquired entity can make an election to apply the guidance to future change-in-control events or to its most recent change-in-control event. However, if the financial statements for the period in which the most recent change-in-control event occurred already have been issued or made available to be issued, the application of this guidance would be a change in accounting principle. The Company does not expect the adoption of this ASU to have a significant impact on its consolidated financial statements.

On November 2014, the FASB issued ASU No. 2014-16—Derivatives and Hedging (Topic 815): “Determining Whether the Host Contract in a Hybrid Financial Instrument Issued in the Form of a Share Is More Akin to Debt or to Equity (a consensus of the FASB Emerging Issues Task Force).” The amendments in this ASU do not change the current criteria in GAAP for determining when separation of certain embedded derivative features in a hybrid financial instrument is required. That is, an entity will continue to evaluate whether the economic characteristics and risks of the embedded derivative feature are clearly and closely related to those of the host contract, among other relevant criteria. The amendments clarify how current GAAP should be interpreted in evaluating the economic characteristics and risks of a host contract in a hybrid financial instrument that is issued in the form of a share. The effects of initially adopting the amendments in this Update should be applied on a modified retrospective basis to existing hybrid financial instruments issued in the form of a share as of the beginning of the fiscal year for which the amendments are effective. Retrospective application is permitted to all relevant prior periods. The Company does not expect the adoption of this ASU to have a significant impact on its consolidated financial statements.

In August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements - Going Concern.” This ASU requires management of public and private companies to evaluate whether there is substantial doubt about the entity’s ability to continue as a going concern and, if so, disclose that fact. Management will also be required to evaluate and disclose whether its plans alleviate that doubt. This ASU requires management to evaluate, for each reporting period, whether there are conditions or events that raise substantial doubt about a company’s ability to continue as a going concern within one year from the date the financial statements are issued. The new standard is effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early adoption is permitted. The Company does not expect the adoption of this ASU to have a significant impact on its financial statements.

47

In June 2014, the FASB issued ASU No. 2014-10, “Development Stage Entities”. The amendments in this update remove the definition of a development stage entity from the Master Glossary of the ASC thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP.

In addition, the amendments eliminate the requirements for development stage entities to:

•	present inception-to-date information in the statements of income, cash flows, and shareholder equity,

•	label the financial statements as those of a development stage entity,

•	disclose a description of the development stage activities in which the entity is engaged, and

•	disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

The amendments in this update are applied retrospectively. The early adoption of ASU 2014-10 is permitted which removed the development stage entity financial reporting requirements from the Company. The Company adopted it as of December 31, 2014.

NOTE 3 – SHORT TERM NOTE

On March 17, 2015, the Company entered into a promissory note with Peter Lambert for a loan of $25,000 that became due on June 15, 2015. The loan carries an interest at the rate of $55 per day. On June 12, 2015, the parties amended this promissory note so that the loan was extended and will accrue interest at $55 per day until this note is paid in full. As of June 30, 2015, there was $5,833 interest accrued on the loan.

NOTE 4 – RELATED PARTY TRANSACTIONS

Starting January, 1 2015 Mr. Fleming is accruing a consulting fee of $1,500 a month until the Company puts a formal contract in place. As of June 30, 2015, the Company paid Mr. Fleming $3,666 of this consulting fee and there is a balance of $5,333 in accounts payable. There is no written agreement for this consulting fee.

On March 31, 2015, Mr. Fleming transferred $5,743 of various office equipment and supplies to the Company.  The Company is carrying the balance due to Mr. Fleming under short-term liabilities and will reimburse Mr. Fleming during the current fiscal year. Mr. Fleming has a balance of $6,950 owed to him under “due to officers” for the transfer of assets and various out of pocket expenses.

48

NOTE 5 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the notes to the financial statements, the Company has no established source of revenue. This raises substantial doubt about the Company's ability to continue as a going concern. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

The Company’s activities to date have been supported by equity financing. It has sustained losses in all previous reporting periods with an inception to date loss of $74,448,788 as of June 30, 2015. Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan. In the alternative, the Company may be amenable to a sale, merger or other acquisition in the event such transaction is deemed by management to be in the best interests of the shareholders.

NOTE 6 – COMMON STOCK

On April 27, 2015, the Company completed a 3,000 to 1 reverse split of its issued and outstanding shares of common stock, taking the balance from 3,013,552,063 to 1,004,517. As of June 30, 2015, the number of issued and outstanding shares of common stock was 1,012,029 (includes shares issued for purposes of rounding).

NOTE 7 – LEGAL SERVICES

The Company has entered into an attorney-client contract with Brian F. Faulkner, A Professional Law Corporation, for corporate and securities law work for the company. This contract, dated April 3, 2015 (amended and restated on July 13, 2015), is for $100,000, $25,000 of which was accrued as of June 30, 2015.

NOTE 8 – SUBSEQUENT EVENTS

On September 3, 2015, the Company completed an Acquisition Agreement under which the Company acquired all of the equity interests of Stimulating Software, LLC, a Florida limited liability company, the acquisition of all the common stock of Inner Four, Inc., a Florida corporation, and all of the common and preferred stock of Play Celebrity Games, Inc., a Delaware corporation.

Effective on October 21, 2015, the Company filed a Certificate of Amendment with the Nevada Secretary of State to change its name from “TBC Global News Network, Inc.” to “InCapta, Inc.”

49

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

InCapta, Inc.

(formerly known as TBC Global News Network, Inc.)

We have audited the accompanying balance sheets of InCapta, Inc. (formerly known as TBC Global News Network, Inc.) (“Company”) as of December 31, 2014 and 2013, and the related statements of operations, stockholders’ deficit, and cash flows for the years ended December 31, 2014 and 2013. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years ended December 31, 2014 and 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses, has had recurring negative cash flows from operations, and has an accumulated deficit that raises substantial doubt over its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3, which includes the raising of additional equity financing or merger with another entity. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP
Newport Beach, CA
August 5, 2015

50

INCAPTA, INC.

(formerly known as TBC Global News Network, Inc.)

BALANCE SHEETS

	December 31, 2014	December 31, 2013

ASSETS
Current assets:
Cash	$—	$—
Total current assets	—	—
Total assets	$—	$—

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Short-term liabilities:
Accounts payable	$170,187	$166,962
Due to officers	404	—
Loans payable	—	—
Total short-term liabilities	170,591	166,962

Long-term liabilities:
Accrued litigation costs	—	3,100,291
Total long-term liabilities	—	3,100,291

Total liabilities	170,591	3,267,253

Stockholders’ deficit:
Common stock; $0.001 par value; 5,000,000,000 shares authorized, 1,004,517 and 1,004,517 shares issued and outstanding as of December 31, 2014 and December 31, 2013 (1)	1,005	1,005
Series B common stock; $0.001 par value; 100,000,000 shares authorized, no shares issued and outstanding as of December 31, 2014 and December 31, 2013	—	—
Preferred stock; $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding as of December 31, 2014 and December 31, 2013	—	—
Additional paid-in capital	74,203,330	74,203,330
Accumulated deficit	(74,374,926)	(77,471,588)
Total stockholders’ deficit	(170,591)	(3,267,253)
Total liabilities and stockholders’ deficit	$—	$—

(1) The number of issued and outstanding shares of common stock reflects the amount immediately after a 3,000 to 1 reverse split of the Company’s common stock that was effective on April 27, 2015 (1,004,517).

The accompanying notes are an integral part of these financial statements

51

INCAPTA, INC.

(formerly known as TBC Global News Network, Inc.)

STATEMENTS OF OPERATIONS

	Year Ended December 31, 2014	Year Ended December 31, 2013

Revenue:
Gross sales	$—	$—

Net sales	—	—

Costs and expenses:
General and administrative	3,629	7,308

Total costs and expenses	3,629	7,308

Loss from operations	(3,629)	(7,308)

Other income and (expenses):
Interest expense	—	—
Debt write-off	3,100,291	—

Total other income and (expenses)	3,100,291	—

Net income from continuing operations	3,096,662	(7,308)

Net income (loss)	$3,096,662	$(7,308)

Basic earnings (loss) per share	$3.08	$(0.01)

Weighted average number of common shares outstanding (1)	1,004,517	1,004,517

Diluted earnings (loss) per share	$3.08	$(0.01)

Weighted average number of common shares outstanding (1)	1,004,517	1,004,517

(1) The number of shares of common stock reflects the amount immediately after a 3,000 to 1 reverse split of the Company’s common stock that was effective on April 27, 2015.

The accompanying notes are an integral part of these financial statements

52

INCAPTA, INC.

(formerly known as TBC Global News Network, Inc.)

STATEMENT OF STOCKHOLDERS’ DEFICIT

FOR YEARS ENDED DECEMBER 31, 2014 AND DECEMBER 31, 2013

	Common Stock		Additional Paid-In	Accumulated
	Shares (1)	Amount	Capital	Deficit	Total

Beginning Balance, January 1, 2013	1,004,517	$1,005	$74,203,330	$(77,464,280)	$(3,259,945)

Net Loss December 31, 2013	—	—	—	(7,308)	(7,308)

Balance, December 31, 2013	1,004,517	1,005	74,203,330	(77,471,588)	(3,267,253)

Net Income from December 31, 2014	—	—	—	3,096,662	3,096,662

Balance, December 31, 2014	1,004,517	$1,005	$74,203,330	$(74,374,926)	$(170,591)

(1) The number of shares of common stock reflects the amount immediately after a 3,000 to 1 reverse split of the Company’s common stock that was effective on April 27, 2015.

The accompanying notes are an integral part of these financial statements

53

INCAPTA, INC.

(formerly known as TBC Global News Network, Inc.)

STATEMENTS OF CASH FLOWS

	Year Ended December 31,	Year Ended December 31,
	2014	2013

Cash flows from operating activities:
Net income (loss)	$3,096,662	$(7,308)
Adjustments to reconcile net income to net cash:
Gain on extinguishment of debt	3,100,291	—
Change in current assets and liabilities:
Change in due to officers	404	—
Change in accounts payable	3,225	7,308

Net cash provided by (used in) operating activities	—	—

Net increase (decrease) in cash	—	—

Cash at beginning of period	—	—

Cash at end of period	$—	$—

Supplemental disclosures of cash flow:
Interest paid	$—	$—

Taxes paid	$—	$—

The accompanying notes are an integral part of these financial statements

54

INCAPTA, INC.

(formerly known as TBC Global News Network, Inc.)

NOTES TO FINANCIAL STATEMENTS

(Audited)

NOTE 1 – NATURE OF BUSINESS

The accompanying audited financial statements of InCapta, Inc. (formerly known as TBC Global News Network, Inc.), a Nevada corporation (“Company”), have been prepared in accordance with Securities and Exchange Commission (“SEC”) requirements for audited financial statements. The financial statements include the accounts of the Company. The financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). All common stock share numbers reflect a 1,000 to 1 reverse split of the Company’s common stock effective on September 6, 2007, a 10,000 to 1 reverse split of the Company’s common stock effective on April 9, 2009, and a 3,000 to 1 reverse split of the Company’s common stock effective on April 27, 2015.

In November 2008, the Company halted its previous operations of providing online movie rentals (also referred to as a “DVD”) and video game rentals to subscribers through its Internet website, gameznflix.com.

On May 7, 2009, the Company filed a Certificate of Amendment to Articles of Incorporation with the Nevada Secretary of State. This amendment changed the name of the Company to TBC Global News Network, Inc. This corporate action had previously been approved by consent of a majority of the outstanding shares of common stock of the Company. As of July 30, 2009, the new trading symbol for the Company is “TGLN.”

During the first quarter of 2010, the Company ceased its prior operations of producing video news, business profiles, and television advertisements.

On March 19, 2010, the Company entered into a Purchase and Sale Agreement with Sterling Yacht Sales, Inc., and it stockholders, Glenn W. McMachen, Sr., and Arlene McMachen. However, since the buyers breached this agreement the transaction was rescinded, and therefore no consolidation is required.

From August 2010 until August 2014, the Company did not operate. Upon assuming the positions as a director and officer of the Company in August 2014, Mr. Fleming commenced operations of the Company as a consultant and also seeking opportunities for the Company.

On August 15, 2014, Mr. McMachen, the Company’s sole board member, and chief executive officer, president, and secretary/treasurer of the Company, appointed John Fleming as a new member of the Company’s board of directors. Mr. McMachen then resigned from all positions with the Company. Mr. Fleming was then appointed as the Company’s executive officer, president, and secretary/treasurer. Mr. Fleming will serve in these positions until the next annual meeting of stockholders or until their successors are duly elected and have qualified.

55

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to GAAP and have been consistently applied in the preparation of the financial statements.

Use of Estimates.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Because of the use of estimates inherent in the financial reporting process, actual results could differ significantly from those estimates.

Cash and Cash Equivalents.

The Company maintains cash balances in non-interest-bearing accounts that currently do not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of December 31, 2014.

Income Taxes.

The Company accounts for income taxes using the asset and liability method. Deferred income taxes are recognized by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits for which future realization is uncertain.

At December 31, 2014 and December 31, 2013 the Company has net operating loss carry-forwards totaling approximately $74,375,351 and 77,472,013 respectively. The carry-forwards begin to expire in fiscal year 2034. The Company has established a valuation allowance for the full tax benefit of the operating loss carry-forwards due to the uncertainty regarding realization. Pursuant to Sections 382 and 383 of the Internal Revenue Code, annual use of any of the Company's net operation loss and credit carry forwards may be limited if cumulative changes in ownership of more than 50% occur during any three year period.

56

Impairment of Long-Lived Assets.

In accordance with Accounting Standards Codification (“ASC”) Topic 360, “Accounting for the Impairment or Disposal of Long-Lived Assets,” long-lived assets such as property and equipment and intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Recoverability of assets groups to be held and used is measured by a comparison of the carrying amount of an asset group to estimated undiscounted future cash flows expected to be generated by the asset group. If the carrying amount of an asset group exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of an asset group exceeds fair value of the asset group.

Net Income (Loss) Per Share.

Basic net income (loss) per share is computed by dividing net income (loss) by the weighted-average number of outstanding shares of common stock during the period. Diluted net income (loss) per share is computed by dividing the weighted-average number of outstanding shares of common stock, including any potential common shares outstanding during the period, when the potential shares are dilutive. Potential common shares consist primarily of incremental shares issuable upon the assumed exercise of stock options and warrants to purchase common stock using the treasury stock method. The calculation of diluted net income (loss) per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is anti-dilutive, as they were during 2014 and 2013. During December 31, 2014 and 2013, the number of potential common shares excluded from diluted weighted-average number of outstanding shares was 0 and 0, respectively.

Stock-Based Compensation.

Options granted to consultants, independent representatives and other non-employees are accounted for using the fair value method as prescribed by ASC Topic 718, “Share-Based Payment.”

Recent Pronouncements.

On November 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2014-17—Business Combinations (Topic 805): “Pushdown Accounting (a consensus of the FASB Emerging Issues Task Force).” The amendments in this ASU provide an acquired entity with an option to apply pushdown accounting in its separate financial statements upon occurrence of an event in which an acquirer obtains control of the acquired entity. The amendments in this ASU are effective on November 18, 2014. After the effective date, an acquired entity can make an election to apply the guidance to future change-in-control events or to its most recent change-in-control event. However, if the financial statements for the period in which the most recent change-in-control event occurred already have been issued or made available to be issued, the application of this guidance would be a change in accounting principle. The Company does not expect the adoption of this ASU to have a significant impact on its financial statements.

57

On November 2014, the FASB issued ASU No. 2014-16—Derivatives and Hedging (Topic 815): “Determining Whether the Host Contract in a Hybrid Financial Instrument Issued in the Form of a Share Is More Akin to Debt or to Equity (a consensus of the FASB Emerging Issues Task Force).” The amendments in this ASU do not change the current criteria in GAAP for determining when separation of certain embedded derivative features in a hybrid financial instrument is required. That is, an entity will continue to evaluate whether the economic characteristics and risks of the embedded derivative feature are clearly and closely related to those of the host contract, among other relevant criteria. The amendments clarify how current GAAP should be interpreted in evaluating the economic characteristics and risks of a host contract in a hybrid financial instrument that is issued in the form of a share. The effects of initially adopting the amendments in this Update should be applied on a modified retrospective basis to existing hybrid financial instruments issued in the form of a share as of the beginning of the fiscal year for which the amendments are effective. Retrospective application is permitted to all relevant prior periods. The Company does not expect the adoption of this ASU to have a significant impact on its financial statements.

In August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements - Going Concern.” This ASU requires management of public and private companies to evaluate whether there is substantial doubt about the entity’s ability to continue as a going concern and, if so, disclose that fact. Management will also be required to evaluate and disclose whether its plans alleviate that doubt. This ASU requires management to evaluate, for each reporting period, whether there are conditions or events that raise substantial doubt about a company’s ability to continue as a going concern within one year from the date the financial statements are issued. The new standard is effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early adoption is permitted. The Company does not expect the adoption of this ASU to have a significant impact on its financial statements.

In June 2014, the FASB issued ASU No. 2014-10, “Development Stage Entities”. The amendments in this update remove the definition of a development stage entity from the Master Glossary of the ASC thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP.

In addition, the amendments eliminate the requirements for development stage entities to:

•	present inception-to-date information in the statements of income, cash flows, and shareholder equity,

•	label the financial statements as those of a development stage entity,

•	disclose a description of the development stage activities in which the entity is engaged, and

58

•	disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

The amendments in this update are applied retrospectively. The early adoption of ASU 2014-10 is permitted which removed the development stage entity financial reporting requirements from the Company. The Company adopted it as of December 31, 2014.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has sustained losses in all previous reporting periods, with an inception to date loss of $74,374,926 and $77,471,588 as of December 31, 2014 and December 31, 2013, respectively. The Company has also suffered recurring losses and has had recurring negative cash flows from operations. This raises substantial doubt about the Company’s ability to continue as a going concern. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

The Company’s activities to date have been supported by equity financing. Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan. In the alternative, the Company may be amenable to a sale, merger or other acquisition in the event such transaction is deemed by management to be in the best interests of the shareholders.

NOTE 4 – SUBSEQUENT EVENTS

Starting January, 1 2015 Mr. Fleming is accruing a consulting fee of $1,500 a month until the Company puts a formal contact in place. As of June 30, 2015, the Company paid Mr. Fleming $3,666 of this consulting fee and there is a balance of $5,333 in accounts payable. There is no written agreement for this consulting fee.

On March 17, 2015, the Company entered into a promissory note with Peter Lambert for a loan of $25,000 that became due on June 15, 2015. The loan carries an interest at the rate of $55 per day. On June 12, 2015, the parties amended this promissory note so that the loan was extended and will accrue interest at $55 per day until this note is paid in full. As of June 30, 2015, there was $5,833 interest accrued on the loan.

On March 31, 2015, Mr. Fleming transferred $5,743 of various office equipment and supplies to the Company.  The Company is carrying the balance due to Mr. Fleming under short-term liabilities and will reimburse Mr. Fleming during the current fiscal year. Mr. Fleming has a balance of $6,950 owed to him under “due to officers” for the transfer of assets and various out of pocket expenses.

59

On April 27, 2015, the Company completed a 3,000 to 1 reverse split of its issued and outstanding shares of common stock, taking the balance from 3,013,552,063 to 1,004,517. As of June 30, 2015, the number of issued and outstanding shares of common stock was 1,012,029 (includes shares issued for purposes of rounding).

On September 3, 2015, the Company completed an Acquisition Agreement under which the Company acquired all of the equity interests of Stimulating Software, LLC, a Florida limited liability company, the acquisition of all the common stock of Inner Four, Inc., a Florida corporation, and all of the common and preferred stock of Play Celebrity Games, Inc., a Delaware corporation.

Effective on October 21, 2015, the Company filed a Certificate of Amendment with the Nevada Secretary of State to change its name from “TBC Global News Network, Inc.” to “InCapta, Inc.”

60

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Inner Four, Inc.

We have audited the accompanying balance sheets of Inner Four, Inc. (“Company”) as of December 31, 2014 and 2013, and the related statements of operations, statement of changes in stockholders’ equity, and statements of cash flows for the years then ended. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. The audits also include examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Anton & Chia, LLP
Newport Beach, CA
October 5, 2015
61

INNER FOUR, INC.

BALANCE SHEETS

	December 31, 2014	December 31, 2013

ASSETS

Current assets:
Cash	$8,957	$41,528
Accounts receivable	2,389	2,661
Total current assets	11,346	44,189

Total assets	$11,346	$44,189

LIABILITIES & STOCKHOLDERS' EQUITY

Short term liabilities:
Accounts payable	$—	$—
Total short term liabilities	—	—

Total liabilities	—	—

Stockholders’ equity:
Draw	(314,509)	(267,251)
Retained earnings	325,855	311,440

Total stockholders’ equity	11,346	44,189

Total liabilities and stockholders’ equity	$11,346	$44,189

The accompanying notes are an integral part of these financial statements

62

INNER FOUR, INC.

STATEMENTS OF OPERATIONS

	Year Ended December 31,	Year Ended December 31
	2014	2013

Revenues:
Gross sales	$15,138	$64,705
Cost of sales	—	—

Gross profit	15,138	64,705

Costs and expenses:
General and administrative	732	1,558

Total expenses	732	1,558

Income from operations	14,406	63,147

Other income and expenses:
Other income	9	7

Total other income	9	7

Net income	$14,415	$63,154

The accompanying notes are an integral part of these financial statements

63

INNER FOUR, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ RQUITY

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

		Retained
	Draw	Earnings	Total

Beginning balance	$(155,745)	$248,286	$92,541

Draw	(111,506)	—	(111,506)

Net income from December 31, 2013	—	63,154	63,154

Balance, December 31, 2013	$(267,251)	$311,440	$44,189

Draw	(47,258)	—	(47,258)

Net income from December 31, 2014	—	14,415	14,415

Balance, December 31, 2014	$(314,509)	$325,855	$11,346

The accompanying notes are an integral part of these financial statements

64

INNER FOUR, INC.

STATEMENTS OF CASH FLOWS

	Year Ended December 31,	Year Ended December 31
	2014	2013

Cash flows from operating activities:
Net income	$14,415	$63,154
Changes in operating assets and liabilities:
Change in accounts receivable	272	1,514
Change in accounts payable	—	(1)

Net cash provided by operating activities	14,687	64,667

Cash flows from financing activities:
Distribution	$(47,258)	$(111,506)

Net cash used in financing activities	(47,258)	(111,506)

Net decrease in cash	(32,571)	(46,839)

Cash at beginning of year	41,528	88,367

Cash at end of period	$8,957	$41,528

Supplemental disclosures of cash flow:
Non-cash activities	$—	$—

The accompanying notes are an integral part of these financial statements

65

INNER FOUR, INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization.

Inner Four, Inc. (“Company”) was incorporated on June 14, 2007 under the laws of the State of Florida.  .  On September 3, 2015 100% of the Company was purchased by TBC Global News Network, Inc., a Nevada corporation (“TBC Global”), along with Stimulating Software, LLC, a Florida limited liability company (“Stimulating Software”), and Play Celebrity Games, Inc., a Delaware corporation (“Play Celebrity”), all as wholly owned subsidiaries of TBC Global.

Basis of Presentation.

The financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).

Nature of Business.

The Company has a library of Apps on I-tunes and Google store that generates revenues through App purchases, In App purchases and per click advertising.

Use of Estimates.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Because of the use of estimates inherent in the financial reporting process, actual results could differ significantly from those estimates.

Cash.

The Company maintains cash balances in non-interest-bearing accounts that currently do not exceed federally insured limits.  For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.  The Company had cash balances of $8,957 and $41,528 at the end of the years ended December 31, 2014 and 2013, respectively.

66

Revenue Recognition.

The Company generates revenue from three sources: sale of game applications, sale of advertising provided with games, internet marketing sales with games on per click basis ($0.01 or $0.02 per click) by users. The Company recognizes revenue using four basic criteria that must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured, which is typically after receipt of payment and delivery. The Company has service agreements with Apple and Google, and the Company receives revenue on net basis, which is 70% and 60% of the revenue from sale of game applications and sale of advertising provided with games.

Income Taxes.

The Company accounts for income taxes using the asset and liability method.  Deferred income taxes are recognized by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits for which future realization is uncertain.

Impairment of Long-Lived Assets.

In accordance with Accounting Standards Codification (“ASC”) Topic 360, “Accounting for the Impairment or Disposal of Long-Lived Assets,” long-lived assets such as property and equipment and intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable.  Recoverability of assets groups to be held and used is measured by a comparison of the carrying amount of an asset group to estimated undiscounted future cash flows expected to be generated by the asset group.  If the carrying amount of an asset group exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of an asset group exceeds fair value of the asset group.

Net Income Per Share.

Basic net income per share is computed by dividing net income by the weighted-average number of outstanding shares of common stock during the period.

Recent Pronouncements.

In April 2015, the Financial Accounting Standards Board (“FASB”) issued ASU 2015-05, “Intangibles - Goodwill and Other - Internal-Use Software (Topic 350-40).” The amendments of this ASU will help entities evaluate the accounting for fees paid by a customer in a cloud computing arrangement by providing guidance as to whether an arrangement includes the sale or license of software. The disclosure requirements will be effective for annual periods (and interim periods within those annual periods) ending after December 15, 2015. The amendment may be adopted either prospectively to all arrangements entered into or materially modified after the effective date or retrospectively. Early adoption is permitted. We expect to adopt this new standard in the first quarter of fiscal year 2017. The Company does not expect the adoption to have a material impact on our Consolidated Financial Statements.

67

In April 2015, the FASB issued ASU 2015-03, “Interest - Imputation of Interest (Topic 835-30)”, which requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by this ASU. The disclosure requirements will be effective for annual periods (and interim periods within those annual periods) beginning after December 15, 2015, and will require retrospective application. Early adoption is permitted. The Company does not expect the adoption to have a material impact on our Consolidated Financial Statements.

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)”, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The ASU will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. The standard permits the use of either the retrospective or cumulative effect transition method. The original effective date for ASU 2014-09 would have required the Company to adopt beginning in its first quarter of fiscal year 2018. In July 2015, the FASB voted to amend ASU 2014-09 by approving a one-year deferral of the effective date as well as providing the option to early adopt the standard on the original effective date. Accordingly, we may adopt the standard in either the first quarter of fiscal year 2018 or 2019. We are currently evaluating the timing and method of adoption and the impact of the new revenue standard on our Consolidated Financial Statements and related disclosures.

NOTE 2 – Related Party Transactions

As president of Inner Four, Inc., John Swartz has taken a draw of $47,258 and $111,506 during the years ended December 31, 2014 and 2013, respectively.

NOTE 3 – SUBSEQUENT EVENTS

On September 3, 2015 the Company become a wholly owned subsidiary of TBC Global. In consideration 575 restricted shares of Series A preferred stock and 4,936,718 restricted shares of restricted common stock were issued.

68

INNER FOUR, INC.

BALANCE SHEETS

	June 30, 2015	December 31, 2014
	(Unaudited)

ASSETS

Current assets:
Cash	$16,617	$8,957
Accounts receivable	4,141	2,389

Total current assets	20,758	11,346

Total assets	$20,758	$11,346

LIABILITIES & STOCKHOLDERS' EQUITY

Short term liabilities:
Accounts payable	$—	$—
Total short term liabilities	—	—

Total liabilities	—	—

Stockholders’ Equity
Draw	(314,509)	(314,509)
Retained earnings	335,267	325,855

Total stockholders’ equity	20,758	11,346

Total liabilities and stockholders’ equity	$20,758	$11,346

The accompanying notes are an integral part of these unaudited financial statements

69

INNER FOUR, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

	Six Months Ended June 30,	Six Months Ended June 30,
	2015	2014

Revenues:
Gross sales	$11,674	$7,147
Cost of sales	—	—

Gross profit	11,674	7,147

Costs and expenses:
General and administrative	2,264	150

Total expenses	2,264	150

Income from operations	9,410	6,997

Other income and expenses:
Other income	2	8

Total other income	2	8

Net Income	$9,412	$7,005

The accompanying notes are an integral part of these unaudited financial statements

70

INNER FOUR, INC.

STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,	Six Months Ended June 30,
	2015	2014

Cash flows from operating activities:
Net income	$9,412	$7,005
Changes in operating assets and liabilities:
Change in accounts receivable	(1,752)	1,095

Net cash provided by operating activities	7,660	8,100

Cash flows from financing activities:
Distribution	—	(47,258)

Net cash used in financing activities	—	(47,258)

Net increase (decrease) in cash	7,660	(39,158)

Cash at beginning of year	8,957	41,528

Cash at end of period	$16,617	$2,370

Supplemental disclosures of cash flow:
Non-cash activities	$—	$—

The accompanying notes are an integral part of these unaudited financial statements

71

INNER FOUR, INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014

(Unaudited)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization.

Inner Four, Inc. (“Company”) was incorporated on June 14, 2007 under the laws of the State of Florida.  .  On September 3, 2015 100% of the Company was purchased by TBC Global News Network, Inc., a Nevada corporation (“TBC Global”), along with Stimulating Software, LLC, a Florida limited liability company (“Stimulating Software”), and Play Celebrity Games, Inc., a Delaware corporation (“Play Celebrity”), all as wholly owned subsidiaries of TBC Global.

Basis of Presentation.

The financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).

Nature of Business.

The Company has a library of Apps on I-tunes and Google store that generates revenues through App purchases, In App purchases and per click advertising.

Use of Estimates.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Because of the use of estimates inherent in the financial reporting process, actual results could differ significantly from those estimates.

Cash.

The Company maintains cash balances in non-interest-bearing accounts that currently do not exceed federally insured limits.  For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.  The Company had cash balances of $16,617 and $8,957 at the end of the periods ended June 30, 2015 and December 31, 2014 respectively.

72

Revenue Recognition.

The Company generates revenue from three sources: sale of game applications, sale of advertising provided with games, internet marketing sales with games on per click basis ($0.01 or $0.02 per click) by users. The Company recognizes revenue using four basic criteria that must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured, which is typically after receipt of payment and delivery. The Company has service agreements with Apple and Google, and the Company receives revenue on net basis, which is 70% and 60% of the revenue from sale of game applications and sale of advertising provided with games.

Income Taxes.

The Company accounts for income taxes using the asset and liability method.  Deferred income taxes are recognized by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits for which future realization is uncertain.

Impairment of Long-Lived Assets.

In accordance with Accounting Standards Codification (“ASC”) Topic 360, “Accounting for the Impairment or Disposal of Long-Lived Assets,” long-lived assets such as property and equipment and intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable.  Recoverability of assets groups to be held and used is measured by a comparison of the carrying amount of an asset group to estimated undiscounted future cash flows expected to be generated by the asset group.  If the carrying amount of an asset group exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of an asset group exceeds fair value of the asset group.

Recent Pronouncements.

In April 2015, the Financial Accounting Standards Board (“FASB”) issued ASU 2015-05, “Intangibles - Goodwill and Other - Internal-Use Software (Topic 350-40).” The amendments of this ASU will help entities evaluate the accounting for fees paid by a customer in a cloud computing arrangement by providing guidance as to whether an arrangement includes the sale or license of software. The disclosure requirements will be effective for annual periods (and interim periods within those annual periods) ending after December 15, 2015. The amendment may be adopted either prospectively to all arrangements entered into or materially modified after the effective date or retrospectively. Early adoption is permitted. We expect to adopt this new standard in the first quarter of fiscal year 2017. The Company does not expect the adoption to have a material impact on our Consolidated Financial Statements.

73

In April 2015, the FASB issued ASU 2015-03, “Interest - Imputation of Interest (Topic 835-30)”, which requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by this ASU. The disclosure requirements will be effective for annual periods (and interim periods within those annual periods) beginning after December 15, 2015, and will require retrospective application. Early adoption is permitted. The Company does not expect the adoption to have a material impact on our Consolidated Financial Statements.

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)”, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The ASU will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. The standard permits the use of either the retrospective or cumulative effect transition method. The original effective date for ASU 2014-09 would have required the Company to adopt beginning in its first quarter of fiscal year 2018. In July 2015, the FASB voted to amend ASU 2014-09 by approving a one-year deferral of the effective date as well as providing the option to early adopt the standard on the original effective date. Accordingly, we may adopt the standard in either the first quarter of fiscal year 2018 or 2019. We are currently evaluating the timing and method of adoption and the impact of the new revenue standard on our Consolidated Financial Statements and related disclosures.

NOTE 2 – Related Party Transactions

As president of Inner Four, John Swartz has taken a draw of $0 and $47,258 during the periods ended June 30, 2015 and December 31, 2014 respectively. The balance of his draw from the Company was $314,509 and $314,509 at June 30, 2015 and December 31, 2014, respectively.

NOTE 3 – SUBSEQUENT EVENTS

On September 3, 2015 the Company become a wholly owned subsidiary of TBC Global. In consideration 575 restricted shares of Series A preferred stock and 4,936,718 restricted shares of restricted common stock were issued.

74

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Management and
Members of Stimulating Software, LLC

We have audited the accompanying balance sheet of Stimulating Software, LLC (“Company”) as of December 31, 2014, and the related statement of operations, statement of changes in members’ equity, and statement of cash flows for the period of November 5, 2014 (inception) to December 31, 2014. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. The audit also include examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2014, and the results of its operations and its cash flows for the period of November 5, 2014 (inception) to December 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has had limited revenue and income since inception. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1, which includes the raising of additional funds through equity or debt financing, collaborative or other arrangements with corporate partners, licensees or others. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP
Newport Beach, CA
October 5, 2015
75

STIMULATING SOFTWARE, LLC

BALANCE SHEETS

	June 30, 2015	December 31, 2014
	(Unaudited)

ASSETS
Current assets:
Cash	$5,301	$4,838
Accounts receivable	1,429	—
Total current assets	6,730	4,838

Total assets	$6,730	$4,838

LIABILITIES & MEMBERS’ EQUITY

Short term liabilities:
Accounts payable	$—	$—
Total short term liabilities	—	—

Total liabilities	—	—

Members’ equity:
Members’ contribution	5,226	5,125
Retained earnings	1,504	(287)

Total members’ equity	6,730	4,838

Total liabilities and members’ equity	$6,730	$4,838

The accompanying notes are an integral part of these financial statements

76

STIMULATING SOFTWARE, LLC

STATEMENTS OF OPERATIONS

	Six Months Ended	For the Period of November 5, 2014
	June 30, 2015	(Inception) to
	(Unaudited)	December 31, 2014

Revenues:
Gross sales	$2,037	$—
Cost of sales	—	—

Gross profit	2,037	—

Costs and expenses
General and administrative	246	287

Total expenses	246	287

Income (loss) from operations	1,791	(287)

Other income and expenses
Other income	—	—

Total other income	—	—

Net income (loss)	$1,791	$(287)

The accompanying notes are an integral part of these financial statements

77

STIMULATING SOFTWARE, LLC

STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FOR THE PERIOD OF NOVEMBER 5, 2014 (INCEPTION) TO DECEMBER 31, 2014

	Members'	Retained
	Contribution	Earnings	Total

Beginning balance	$—	$—	$—

Members’ contribution	5,125	—	5,125

Net income from December 31, 2014	—	(287)	(287)

Balance, December 31, 2014	$5,125	$(287)	$4,838

Members’ contribution	101	—	101

Net income from June 30, 2015	—	1,791	1,791

Balance, June 30, 2015	$5,226	$1,504	$6,730

The accompanying notes are an integral part of these financial statements

78

STIMULATING SOFTWARE, LLC

STATEMENTS OF CASH FLOWS

	Six Months Ended	For the Period of November 5, 2014
	June 30, 2015	(Inception) to
	(Unaudited)	December 31, 2014

Cash flows from operating activities:
Net income (loss)	$1,791	$(287)
Changes in operating assets and liabilities:
Change in accounts receivable	(1,429)	—

Net cash provided by (used in) operating activities	362	(287)

Cash flows from financing activities:
Members’ contribution	101	5,125

Net cash provided by financing activities	101	5,125

Net increase in cash	463	4,838

Cash at beginning of year	4,838	—

Cash at end of period	$5,301	$4,838

Supplemental disclosures of cash flow:
Non-cash activities	$—	$—

The accompanying notes are an integral part of these financial statements

79

STIMULATING SOFTWARE, LLC

NOTES TO THE FINANCIAL STATEMENTS FOR

THE SIX MONTHS ENDED JUNE 30, 2015 (UNAUDITED) AND

FOR THE PERIOD OF NOVEMBER 5, 2014 (INCEPTION) TO DECEMBER 31, 2014

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization.

Stimulating Software, LLC (“Company”) was incorporated on November 5, 2014 under the laws of the State of Florida.  On September 3, 2015 100% of the Company was purchased by TBC Global News Network, Inc., a Nevada corporation (“TBC Global”), along with Inner Four, Inc., A Florida corporation (“Inner Four”), and Play Celebrity Games, Inc., a Delaware corporation (“Play Celebrity”), all as wholly owned subsidiaries of TBC Global.

Basis of Presentation.

The financial statements include the accounts of the Company.  The financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The Financials are presented as of December 31, 2014.

Nature of Business.

The Company has a library of Apps on I-tunes and Google store that generates revenues through App purchases, In App purchases and per click advertising.

Use of Estimates.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Because of the use of estimates inherent in the financial reporting process, actual results could differ significantly from those estimates.

Cash.

The Company maintains cash balances in non-interest-bearing accounts that currently do not exceed federally insured limits.  For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.  The Company had cash balances of $4,838 and $5,301 at the end of the periods ended December 31, 2014 and June 30, 2015, respectively.

80

Revenue Recognition

The Company generates revenue from two sources: sale of game applications, sale of advertising provided with games. The Company recognizes revenue using four basic criteria that must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured, which is typically after receipt of payment and delivery. The Company has service agreements with Apple and Google, and the Company receives revenue on net basis, which is 70% and 60% of the revenue from sale of game applications and sale of advertising provided games, respectively.

Income Taxes

The Company accounts for income taxes using the asset and liability method.  Deferred income taxes are recognized by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits for which future realization is uncertain.

Impairment of Long-Lived Assets

In accordance with Accounting Standards Codification (“ASC”) Topic 360, “Accounting for the Impairment or Disposal of Long-Lived Assets,” long-lived assets such as property and equipment and intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable.  Recoverability of assets groups to be held and used is measured by a comparison of the carrying amount of an asset group to estimated undiscounted future cash flows expected to be generated by the asset group.  If the carrying amount of an asset group exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of an asset group exceeds fair value of the asset group.

Going Concern

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. The Company has only limited revenue from inception to date. This raises substantial doubt about the Company's ability to continue as a going concern. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

The Company is currently building up its revenue stream. The Company has retained earnings of $1,504 as of June 30, 2015. Management’s plans include the raising of additional funds through equity or debt financing, collaborative or other arrangements with corporate partners, licensees or others.

81

Recent Pronouncements.

In April 2015, the Financial Accounting Standards Board (“FASB”) issued ASU 2015-05, “Intangibles - Goodwill and Other - Internal-Use Software (Topic 350-40).” The amendments of this ASU will help entities evaluate the accounting for fees paid by a customer in a cloud computing arrangement by providing guidance as to whether an arrangement includes the sale or license of software. The disclosure requirements will be effective for annual periods (and interim periods within those annual periods) ending after December 15, 2015. The amendment may be adopted either prospectively to all arrangements entered into or materially modified after the effective date or retrospectively. Early adoption is permitted. We expect to adopt this new standard in the first quarter of fiscal year 2017. The Company does not expect the adoption to have a material impact on our Consolidated Financial Statements.

In April 2015, the FASB issued ASU 2015-03, “Interest - Imputation of Interest (Topic 835-30)”, which requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by this ASU. The disclosure requirements will be effective for annual periods (and interim periods within those annual periods) beginning after December 15, 2015, and will require retrospective application. Early adoption is permitted. The Company does not expect the adoption to have a material impact on our Consolidated Financial Statements.

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)”, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The ASU will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. The standard permits the use of either the retrospective or cumulative effect transition method. The original effective date for ASU 2014-09 would have required the Company to adopt beginning in its first quarter of fiscal year 2018. In July 2015, the FASB voted to amend ASU 2014-09 by approving a one-year deferral of the effective date as well as providing the option to early adopt the standard on the original effective date. Accordingly, we may adopt the standard in either the first quarter of fiscal year 2018 or 2019. We are currently evaluating the timing and method of adoption and the impact of the new revenue standard on our Consolidated Financial Statements and related disclosures.

NOTE 2 – ASSETS

The Company currently does not have any asset on its books as the apps were expensed as they were developed by the parent company and assigned to the Company.

NOTE 3 – Related Party Transactions

As the principal member of the Company, John Swartz has provided the Company with $5,125 and $101 during the periods ended December 31, 2014 and June 30, 2015, respectively.

82

NOTE 4 – SUBSEQUENT EVENTS

On September 3, 2015 the Company became a wholly owned subsidiary of TBC Global. In consideration the members received 2,000 restricted shares of Series A preferred stock and 4,936,717 restricted shares of common stock.

83

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Play Celebrity Games, Inc.

We have audited the accompanying balance sheet of Play Celebrity Games, Inc. (“Company”) as of June 30, 2015, and the related statement of operations, statement of changes in stockholders’ equity, and statement of cash flows for the period of June 5, 2015 (inception) to June 30, 2015. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. The audit also include examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2015, and the results of its operations and its cash flows for the period of June 5, 2015 (inception) to June 30, 2015.in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has had no revenue and income since inception. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1, which includes the raising of additional funds through equity or debt financing, collaborative or other arrangements with corporate partners, licensees or others. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP
Newport Beach, CA
October 5, 2015

84

PLAY CELEBRITY GAMES, INC.

BALANCE SHEET

June 30, 2015

ASSETS
Cash	$—

Total assets	$—

STOCKHOLDERS’ EQUITY
`
Stockholders’ equity:
Subscription receivable	$(111)
Series A preferred stock, $0.01 par value, (100 shares authorized; 100 shares issued and outstanding as of June 30, 2015)	1
Series B preferred stock, $0.01 par value, (10,000 shares authorized; 10,000 shares issued and outstanding as of June 30, 2015)	100
Series C preferred stock, $0.01 par value, (10,000 shares authorized; no shares issued and outstanding as of June 30, 2015)	—
Common stock, $0.01 par value, (10,000 shares authorized; 1,000 shares issued and outstanding as of June 30, 2015)	10

Total stockholders’ equity	—

Total liabilities and stockholders’ equity	$—

The accompanying notes are an integral part of these financial statements

85

PLAY CELEBRITY GAMES, INC.

STATEMENT OF OPERATIONS

For the Period of
June 5, 2015
(Inception) to
June 30, 2015

Revenues:
Gross sales	$—
Cost of sales	—

Gross profit	—

Expenses:
General and administrative	—

Total expenses	—

Income (loss) from operations	—

Other income and expenses
Other income	—

Total other income	—

Net income (loss)	$—

The accompanying notes are an integral part of these financial statements

86

PLAY CELEBRITY GAMES, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ RQUITY

FOR THE PERIOD OF JUNE 5, 2015 (INCEPTION) TO JUNE 30, 2015

	Preferred Stock	Preferred Stock	Preferred Stock	Preferred Stock	Common	Common	Subscription
	Series A	Series A	Series B	Series B	Stock	Stock	Receivable	Total

Beginning balance	—	$—	—	$—	—	$—	$—	$—

Share issuance	100	1	10,000	100	1,000	10	(111)	—

Net income	—	—	—	—	—	—	—	—

Balance, June 30, 2015	100	$1	10,000	$100	1,000	$10	$(111)	$—

The accompanying notes are an integral part of these financial statements

87

PLAY CELEBRITY GAMES, INC.

STATEMENT OF CASH FLOWS

For the Period of
June 5, 2015
(Inception) to
June 30, 2015

Net income (loss)	$—

Cash flows from financing activities:
Stock issuance	111
Subscription receivable	(111)
Net cash provided by (used in) financing activities	—

Net increase (decrease) in cash	—

Cash at beginning of year	—

Cash at end of period	$—

Supplemental disclosures of cash flow:
Non-cash activities	$—

The accompanying notes are an integral part of these financial statements

88

PLAY CELEBRITY GAMES, INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD FROM JUNE 5, 2015 (INCEPTION) TO JUNE 30, 2015

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization.

Play Celebrity Games, Inc. (“Company”) was incorporated on June 5, 2015, under the laws of the State of Delaware.   On September 3, 2015 100% of the Company was purchased by TBC Global News Network, Inc., a Nevada corporation (“TBC Global”), along with Inner Four, Inc., A Florida corporation (“Inner Four”), and Stimulating Software, LLC, a Florida limited liability company (“Stimulating Software”), all as wholly owned subsidiaries of TBC Global.

Basis of Presentation.

The financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).

Nature of Business.

The Company is currently negotiating with various developers to develop new Apps under a revenue share model.

Use of Estimates.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Because of the use of estimates inherent in the financial reporting process, actual results could differ significantly from those estimates.

Cash.

The Company maintains cash balances in non-interest-bearing accounts that currently do not exceed federally insured limits.  For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.  The Company had no cash balance as of June 30, 2015.

89

Income Taxes.

The Company accounts for income taxes using the asset and liability method.  Deferred income taxes are recognized by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits for which future realization is uncertain.

Net Loss Per Share.

Basic net income per share is computed by dividing net income by the weighted-average number of outstanding shares of common stock during the period.

Going Concern.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. The Company has no established source of revenue. This raises substantial doubt about the Company's ability to continue as a going concern. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

The Company has not had any expenses or revenue for the period of June 5, 2015 (inception) to June 30, 2015. Management’s plans include the raising of additional funds through equity or debt financing, collaborative or other arrangements with corporate partners, licensees or others.

Recent Pronouncements.

In April 2015, the Financial Accounting Standards Board (“FASB”) issued ASU 2015-05, “Intangibles - Goodwill and Other - Internal-Use Software (Topic 350-40).” The amendments of this ASU will help entities evaluate the accounting for fees paid by a customer in a cloud computing arrangement by providing guidance as to whether an arrangement includes the sale or license of software. The disclosure requirements will be effective for annual periods (and interim periods within those annual periods) ending after December 15, 2015. The amendment may be adopted either prospectively to all arrangements entered into or materially modified after the effective date or retrospectively. Early adoption is permitted. We expect to adopt this new standard in the first quarter of fiscal year 2017. The Company does not expect the adoption to have a material impact on our Consolidated Financial Statements.

90

In April 2015, the FASB issued ASU 2015-03, “Interest - Imputation of Interest (Topic 835-30)”, which requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by this ASU. The disclosure requirements will be effective for annual periods (and interim periods within those annual periods) beginning after December 15, 2015, and will require retrospective application. Early adoption is permitted. The Company does not expect the adoption to have a material impact on our Consolidated Financial Statements.

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)”, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The ASU will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. The standard permits the use of either the retrospective or cumulative effect transition method. The original effective date for ASU 2014-09 would have required the Company to adopt beginning in its first quarter of fiscal year 2018. In July 2015, the FASB voted to amend ASU 2014-09 by approving a one-year deferral of the effective date as well as providing the option to early adopt the standard on the original effective date. Accordingly, we may adopt the standard in either the first quarter of fiscal year 2018 or 2019. We are currently evaluating the timing and method of adoption and the impact of the new revenue standard on our Consolidated Financial Statements and related disclosures.

NOTE 2 – PREFERRED STOCK

On June 5, 2015, the Company, with the approval of its two founders, approved the filing of a Certificate of Designation establishing the designations, preferences, limitations and relative rights of the Company’s Series A Preferred Stock, Series B Preferred Stock and Series C Preferred stock

The terms of the Certificate of Designation of the Series A Preferred Stock, has a mandatory 1:10 conversion at Midnight of December 31, 2015.

The terms of the Certificate of Designation of the Series B Preferred Stock include the right to vote in aggregate, on all shareholder matters equal to 50% votes per share of Common Stock, Dividends equal to 10% of all dividends declared and distributed to holders of the Common Stock. Series B Preferred Stock is not eligible for any conversion and may act alone to amend any designation to the Preferred Series C Stock.

The terms of the Certificate of Designation of the Series C Preferred Stock include the right to vote in aggregate, on all shareholder matters equal to 50% votes per share of Common Stock, Dividends equal to all dividends declared and distributed to holders of the Common Stock. Series C Preferred Stock is not eligible for any conversion

On June 6, 2015 the Company issued 50 shares of Series A preferred stock at par value to Chassin, LLC.

On June 6, 2015 the Company issued 50 shares of Series A preferred stock at par value to Team AJ, LLC.

On June 6, 2015 the Company issued 5,000 shares of Series B preferred stock at par value to Chassin, LLC.

On June 6, 2015 the Company issued 5,000 shares of Series B preferred stock at par value to Team AJ, LLC.

91

The Company has 100 shares of Series A preferred stock authorized and 100 outstanding as of June 30, 2015.

The Company has 10,000 shares of Series B preferred stock authorized and 10,000 outstanding as of June 30, 2015.

The Company has 10,000 shares of Series C preferred stock authorized and none outstanding as of June 30, 2015.

NOTE 4– COMMON STOCK

On June 6, 2015 the Company issued 500 shares of Common stock at par value to Chassin, LLC at par value as one of the founders.

On June 6, 2015 the Company issued 500 shares of Common stock at par value to Team AJ, LLC at par value as one of the founders.

The Company has 10,000 shares of common stock authorized and 1,000 outstanding as of June 30, 2015

NOTE 5 – SUBSEQUENT EVENTS

On September 3, 2015 the Company became a wholly owned subsidiary of TBC Global. In consideration the stockholders received 1,470 restricted shares of Series A preferred stock and 29,624,825 restricted shares of common stock.

92

UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS

On September 3, 2015, InCapta, Inc. (formerly known as TBC Global News Network, Inc.) (“Company”) completed an Acquisition Agreement under which the Company acquired all of the equity interests of Stimulating Software, LLC, a Florida limited liability company formed on November 5, 2014 (“Stimulating Software”), the acquisition of all the common stock of Inner Four, Inc., a Florida corporation formed on June 19, 2007 (“Inner Four”), and all of the common and preferred stock of Play Celebrity Games, Inc., a Delaware corporation formed on June 5, 2015 (“Play Celebrity”). This acquisition was accomplished through a payment by the Company of common stock and preferred stock.

The following unaudited condensed combined pro forma balance sheet has been developed by applying pro forma adjustments to the separate unaudited balance sheet of the Company at June 30, 2015 included in Company’s interim financial statements included in this Form 10, and the separate unaudited balance sheets of Inner Four, Stimulating Software and Play Celebrity at June 30, 2015.

The following unaudited condensed combined pro forma statement of operations has been developed by applying pro forma adjustments to the separate audited statements of operations of the Company included in Company’s audited financial statements included in this Form 10, the separate unaudited interim statement of operations of the Company for the six months ended June 30, 2015 included in this Form 10, the separate unaudited statements of operations of Inner Four and Stimulating Software for the year ended December 31, 2014, and the separate unaudited statements of operations of Inner Four and Stimulating Software for the six months ended June 30, 2015.

The historical financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) expected to have a continuing impact on the operating results of the combined company.

The following unaudited condensed combined pro forma balance sheet as of June 30, 2015 presents the combined results of the Company’s balance sheet and those of Inner Four, Stimulating Software and Play Celebrity as if the acquisition had occurred prior to that date.

The following unaudited condensed combined pro forma statement of operations for the year ended December 31, 2014 and for the six months ended June 30, 2015 present the combined results of the Company’s operations and the results of operations of Inner Four and Stimulating Software as if the acquisition had occurred at December 31, 2014.

The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. The unaudited condensed combined pro forma financial information is presented for informational purposes only. The unaudited condensed combined pro forma financial information does not purport to represent what the Company’s results of operations would have been had the acquisition actually occurred on the date indicated and it does not purport to project the Company’s results of operations for any future period. There were no material transactions between the Company, on the one hand, and Inner Four, Stimulating Software and Play Celebrity, on the other hand, during the periods presented in the unaudited condensed combined pro forma balance sheet and statement of operations that would need to be eliminated.

93

The unaudited condensed combined pro forma balance sheet and statement of operations should be read in conjunction with the accompanying Notes to the Unaudited Condensed Combined Pro Forma Financial Statements. All pro forma adjustments and their underlying assumptions are described more fully in the accompanying Notes to the Unaudited Condensed Combined Pro Forma Financial Statements.

The unaudited condensed combined pro forma financial information has been prepared using the acquisition method of accounting under accounting principles generally accepted in the United States of America (“U.S. GAAP”). The acquisition accounting is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited condensed combined pro forma financial information. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a significant impact on the accompanying unaudited condensed combined pro forma balance sheet and statement of operations, and the combined Company’s future results of operations and financial position.

The unaudited condensed combined pro forma financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the acquisition or the costs to combine or associated with the combination of the operations of the Company, and Inner Four and Stimulating Software or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

In addition, future results may vary significantly from the results reflected in the unaudited condensed combined pro forma financial information set forth herein due to certain factors beyond the Company’s control.

94

INCAPTA, INC.

(formerly known as TBC Global News Network, Inc.)

AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED BALANCE SHEET

(Unaudited)

	InCapta, Inc.	Inner Four, Inc. Stimulating Software, LLC and Celebrity Games, Inc.	Pro Forma Adjustments	Pro Forma Combined
	June 30, 2015	June 30, 2015	(Note 3)

ASSETS

Current aasets:
Cash	$—	$21,918	$—	$21,918
Accounts receivable	—	5,570	—	5,570

Total current assets	—	27,488	—	27,488

Other assets:		—	—
Furniture and equipment	5,285	—	—	5,285
Apps	1,855,000	—	—	1,855,000
Goodwill	6,139,826	—	—	6,139,826
			—
Total other assets	8,000,111	—	—	8,000,111

Total assets	$8,000,111	$27,488	—	$8,027,599

95

INCAPTA, INC.

(formerly known as TBC Global News Network, Inc.)

AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED BALANCE SHEET

(Unaudited)

(continued)

	InCapta, Inc.		Inner Four, Inc. Stimulating Software, LLC and Celebrity Games, Inc.	Pro Forma Adjustments		Pro Forma Combined
	June 30, 2015		June 30, 2015	(Note 3)

LIABILITIES AND STOCKHOLDER’S DEFICIT

Short term liabilities
Accounts payable	$211,955		$—	$—		$211,955
Due to officers	6,950		—	—		6,950
Loans payable	30,833		—	—		30,833

Total short term liabilities	249,738		—	—		249,738

Total liabilities	249,738		—	—		249,738

Stockholders’ equity
Draw	—		(309,283)	309,283	1	—
Stockholder receivable	—	(111)				(111)
Common stock, $0.001 par value	40,510		10	(10	) 2	40,510
Series B common Stock; $0.001 par value	—		—	—		—
Series A preferred Stock; $0.001 par value	4		1	(1	) 2	4
Series B preferred stock; $0.001 par value	—		100	(100	) 2	—
Series C preferred stock; $0.001 par value	—		—	—		—

96

INCAPTA, INC.

(formerly known as TBC Global News Network, Inc.)

AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED BALANCE SHEET

(Unaudited)

(continued)

	InCapta, Inc.	Inner Four, Inc. Stimulating Software, LLC and Celebrity Games, Inc.	Pro Forma Adjustments		Pro Forma Combined
	June 30, 2015	June 30, 2015	(Note 3)

Additional paid-in capital	82,158,647	—	27,599	1 2 3	82,186,246
Accumulated deficit	(74,448,788)	336,771	(336,771	) 3	(74,448,788)

Total stockholders’ equity	7,750,373	27,488	—		7,777,861

Total liabilities and stockholders’ equity	$8,000,111	$27,488	—		$8,027,599

(1)	Adjust to eliminate draw.

(2)	To eliminate subsidiaries stock issuances.

(3)	To eliminate prior retained earnings.

See accompanying notes to unaudited condensed combined pro forma financial statements

97

INCAPTA, INC.

(formerly known as TBC Global News Network, Inc.)

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(Unaudited)

		Inner Four, Inc. and
	InCapta, Inc.	Stimulating Software, LLC	Pro Forma	Pro Forma
	Six Months Ended	Six Months Ended	Adjustments	Combined
	June 30, 2015	June 30, 2015	(Note 3)

Sales	$—	$13,711	$—	$13,711

Costs and expenses:
Selling and general corporate expenses	73,862	2,509	—	76,371

Operating income (loss)	(73,862)	11,202	—	(62,660)

Interest income	—	2	—	2
Other income	—	—	—	—

Income (loss) before income taxes	(73,862)	11,204	—	(62,658)

Net income (loss)	$(73,862)	$11,204	$—	$(62,658)

See accompanying notes to unaudited condensed combined pro forma financial statements

98

INCAPTA, INC.

(formerly known as TBC Global News Network, Inc.)

AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(Unaudited)

		Inner Four, Inc. and
	InCapta, Inc.	Stimulating Software, LLC	Pro Forma	Pro Forma
	Year Ended	Year Ended	Adjustments	Combined
	December 31, 2014	December 31, 2014	(Note 3)

Sales	$—	$15,230	$—	$15,230

Costs and expenses:
Selling and general corporate expenses	3,629	1,019	—	4,648

Operating income (loss)	(3,629)	14,211	—	10,582)

Interest income	—	8	—	8
Other income	3,100,290	—	—	3,100,290

Income (loss) before income taxes	3,096,661	14,219	—	3,110,880

Net income (loss)	$3,096,661	$14,219	$—	$3,110,880

See accompanying notes to unaudited condensed combined pro forma financial statements

99

INCAPTA, INC.

(formerly known as TBC Global News Network, Inc.)

NOTES TO CONDENSED COMBINED

PRO FORMA FINANCIAL STATEMENTS

(Unaudited)

NOTE 1—DESCRIPTION OF TRANSACTION

On September 3, 2015, InCapta, Inc. (formerly known as TBC Global News Network, Inc.) (“Company”) completed an Acquisition Agreement under which the Company acquired all of the equity interests of Stimulating Software, LLC, a Florida limited liability company formed on November 5, 2014 (“Stimulating Software”), the acquisition of all the common stock of Inner Four, Inc., a Florida corporation formed on June 19, 2007 (“Inner Four”), and all of the common and preferred stock of Play Celebrity Games, Inc., a Delaware corporation formed on June 5, 2015 (“Play Celebrity”). This acquisition was accomplished through a payment by the Company of common stock and preferred stock.

NOTE 2—BASIS OF PRESENTATION

The unaudited condensed combined pro forma balance sheet and statement of operations have been prepared using the acquisition method of accounting under accounting principles generally accepted in the United States of America (“U.S. GAAP”). The acquisition accounting is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing the unaudited condensed combined pro forma balance sheet and statement of operations. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a significant impact on the unaudited condensed combined pro forma balance sheet and statement of operations and the combined company’s future results of operations and financial position.

The unaudited condensed combined pro forma balance sheet for the six months ended June 30, 2015, and the statements of operations for the fiscal year ended December 31, 2014 and for the six months ended June 30, 2015 assumes that the acquisition of Inner Four and Stimulating Software took place on December 31, 2014. The unaudited condensed consolidated pro forma balance sheet as of June 30, 2015 combines the Company’s unaudited interim balance sheet at June 30, 2015 with the Inner Four, Stimulating Software and Play Celebrity unaudited balance sheets at June 30, 2015.

The unaudited condensed combined pro forma statement of operations for the year ended December 31, 2014 combines the Company’s audited consolidated statement of operations for the fiscal year ended December 31, 2014 with the Inner Four and Stimulating Software unaudited statements of operations for the year ended December 31, 2014. The unaudited condensed combined pro forma statement of operations for the six months ended June 30, 2015 combines the Company’s unaudited interim statement of operations for the six months ended June 30, 2015 with the Inner Four and Stimulating Software unaudited statements of operations for the six months ended June 30, 2015.

100

The condensed combined pro forma balance sheet and statement of operations have been prepared for informational purposes only and do not purport to be indicative of the actual results that would have been achieved by the Company or the combined Company for the periods presented or that will be achieved by the Company or the combined Company in the future.

The unaudited condensed combined pro forma balance sheet and statement of operations included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain note disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

NOTE 3—UNAUDITED PRO FORMA ADJUSTMENTS TO CONDENSED COMBINED FINANCIAL STATEMENTS

The Company made following adjustments to its interim balance sheet statement as of June 30, 2015:

1.	Eliminated draws of $309,283 to additional paid in capital.

2.	Re-classed outstanding common stock, Series A preferred stock and Series B preferred stock to additional paid in capital of $(111).

3.	Eliminated retained earnings of $(336,711) to additional paid in capital.

101

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

InCapta, Inc.

Dated: November 3, 2015	By:	/s/ John Fleming
John Fleming, President

Special Power of Attorney

The undersigned constitute and appoint John Fleming their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form 10 registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John Fleming	President/Chief Executive Officer/	November 3, 2015
John Fleming	Secretary/Treasurer/Director

102

EXHIBIT INDEX

Number	Description

2.1	Agreement and Plan of Merger between the Company and Syconet.com, Inc., a Delaware corporation, dated December 1, 2001 (incorporated by reference to Exhibit 2.1 of the Form 10 filed on October 7, 2015).

2.2	Purchase and Sale Agreement between the Company, on the one hand, and Sterling Yacht Sales, Inc., Glenn W. McMachen, Sr., and Arlene McMachen, on the other hand, dated March 19, 2010 (incorporated by reference to Exhibit 2.2 of the Form 10 filed on October 7, 2015).

2.3	Acquisition Agreement between the Company, on the one hand, and John Fleming, John Swartz, Team AJ, LLC, and Chasin, LLC, on the other hand, dated September 3, 2015 (including Exhibit A (Option); Exhibit B-1 (Stock Option Agreement); Exhibit B-2 (Stock Option Agreement); Exhibit C (Amended Certificate of Designation); Exhibit D (Design and License Agreement); Exhibit E (Registration Rights Agreement); Schedule 1.3 (Excluded Assets); Schedule 2.1 (Excluded Applications); Schedule 4.6 (Capitalization of GameCo. Companies); Schedule 4.10 (Assets of GameCo. Companies); Schedule 4.13 (Material Contracts of GameCo. Companies); Schedule 4.16 (Employees and Compensation Plans); Schedule 5.6 (Capitalization of Play Celebrity); Schedule 5.10 (All Assets, Tangible and Intangible, of Play Celebrity); Schedule 5.13 (Material Contracts); Schedule 5.16 (Employees and Compensation Plans); Schedule 6.8(a); Schedule 6.8(b); Schedule 6.8(c); Schedule 6.11 (All Assets, Tangible and Intangible, of InCapta); Schedule 6.13 (Material Contracts); Schedule 6.16 (Employees and Compensation Plans) (incorporated by reference to Exhibit 2.3 of the Form 10 filed on October 7, 2015).

3.1	Articles of Incorporation, dated December 19, 2001 (incorporated by reference to Exhibit 3.1 of the Form 10 filed on October 7, 2015).

3.2	Certificate of Amendment to Articles of Incorporation, dated November 21, 2002 (incorporated by reference to Exhibit 3.2 of the Form 10 filed on October 7, 2015).

3.3	Certificate of Amendment to Articles of Incorporation, dated March 5, 2003 (incorporated by reference to Exhibit 3.3 of the Form 10 filed on October 7, 2015).

3.4	Certificate of Amendment to Articles of Incorporation, dated July 11, 2003 (incorporated by reference to Exhibit 3.4 of the Form 10 filed on October 7, 2015).

103

3.5	Certificate of Amendment to Articles of Incorporation, dated January 26, 2004(incorporated by reference to Exhibit 3.5 of the Form 10 filed on October 7, 2015).

3.6	Certificate of Amendment to Articles of Incorporation, dated December 16, 2004 (incorporated by reference to Exhibit 3.6 of the Form 10 filed on October 7, 2015).

3.7	Certificate of Amendment to Articles of Incorporation, dated July 19, 2005 (incorporated by reference to Exhibit 3.7 of the Form 10 filed on October 7, 2015).

3.8	Certificate of Amendment to Articles of Incorporation, dated March 21, 2006 (incorporated by reference to Exhibit 3.8 of the Form 10 filed on October 7, 2015).

3.9	Certificate of Amendment to Articles of Incorporation, dated December 10, 2007 (incorporated by reference to Exhibit 3.9 of the Form 10 filed on October 7, 2015).

3.10	Certificate of Amendment to Articles of Incorporation, dated May 7, 2009 (incorporated by reference to Exhibit 3.10 of the Form 10 filed on October 7, 2015).

3.11	Certificate of Amendment to Articles of Incorporation, dated October 21, 2015 (filed herewith).

3.12	Bylaws (incorporated by reference to Exhibit 3.11 of the Form 10 filed on October 7, 2015).

4.1	Certificate of Designation (Series A Convertible Preferred Stock), dated April 23, 2008 (incorporated by reference to Exhibit 4.1 of the Form 10 filed on October 7, 2015).

4.2	Amended Certificate of Designation (Series A Convertible Preferred Stock), dated September 9, 2015 (incorporated by reference to Exhibit C of Exhibit 2.3 of the Form 10 filed on October 7, 2015).

10.1	Promissory Note issued by the Company to Peter Lambert, dated March 17, 2015 (incorporated by reference to Exhibit 10.1 of the Form 10 filed on October 7, 2015).

10.2	First Amendment to Promissory Note issued by the Company to Peter Lambert, dated June 12, 2015 (incorporated by reference to Exhibit 10.2 of the Form 10 filed on October 7, 2015).

104

10.3	Developer Agreement between Inner Four, Inc., Stimulating Software, LLC and Play Celebrity, Inc., and Apple, Inc., dated December 15, 2008 (Inner Four), November 7, 2014 (Stimulating Software), and October 12, 2015 (Play Celebrity) (filed herewith).

10.4	Developer Distribution Agreement between Inner Four, Inc. and Stimulating Software, LLC, and Google, Inc., dated December 15, 2008 (Inner Four) and November 7, 2014 (Stimulating Software) (filed herewith).

10.5	App Distribution and Services Agreement between Inner Four, Inc. and Stimulating Software, LLC, and Amazon Digital Services, Inc., Amazon Media EU S.a.r.l., Amazon Services International, Inc., Amazon Servicos de Varejo do Brasil Ltda., Amazon.com Int’l Sales, Inc., and Amazon Australia Services, Inc., dated December 15, 2008 (Inner Four) and November 7, 2014 (Stimulating Software) (filed herewith).

105